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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               CEMEX, S.A. DE C.V.


                             CENA ACQUISITION CORP.


                                       AND


                                 SOUTHDOWN, INC.


                                   DATED AS OF


                               SEPTEMBER 28, 2000




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                                TABLE OF CONTENTS

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                                                     ARTICLE I
                                                    DEFINITIONS

         Section 1.1       Definitions......................................................................2

                                                    ARTICLE II
                                                     THE OFFER

         Section 2.1       The Offer.......................................................................10
         Section 2.2       Company Action..................................................................13
         Section 2.3       Directors.......................................................................14
         Section 2.4       Merger Without Meeting of Shareholders..........................................16

                                                    ARTICLE III
                                          THE MERGER AND RELATED MATTERS

         Section 3.1       The Merger......................................................................16
         Section 3.2       Articles of Incorporation of the Surviving Corporation..........................17
         Section 3.3       By-Laws of the Surviving Corporation............................................17
         Section 3.4       Directors and Officers of the Surviving Corporation.............................17
         Section 3.5       Closing.........................................................................17
         Section 3.6       Subsequent Actions..............................................................18

                                                    ARTICLE IV
                                             CONVERSION OF SECURITIES

         Section 4.1       Conversion of Capital Stock.....................................................18
         Section 4.2       Exchange of Certificates........................................................19
         Section 4.3       Dissenters' Rights..............................................................21
         Section 4.4       Lost, Stolen or Destroyed Certificates..........................................21
         Section 4.5       Company Stock Plans.............................................................21
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                                                     ARTICLE V
                                          DISCLOSURE SCHEDULES; STANDARDS
                                        FOR REPRESENTATIONS AND WARRANTIES

         Section 5.1       ................................................................................23
         Section 5.2       ................................................................................23

                                                    ARTICLE VI
                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 6.1       Due Organization, Good Standing and Power.......................................24
         Section 6.2       Authorization and Validity of Agreement.........................................25
         Section 6.3       Capitalization..................................................................25
         Section 6.4       Consents and Approvals; No Violations...........................................26
         Section 6.5       Company Reports and Financial Statements........................................27
         Section 6.6       Information to Be Supplied......................................................28
         Section 6.7       Absence of Certain Events.......................................................29
         Section 6.8       Litigation......................................................................29
         Section 6.9       Title to Properties; Encumbrances; Leases.......................................29
         Section 6.10      Compliance with Laws............................................................30
         Section 6.11      Company Employee Benefit Plans..................................................31
         Section 6.12      Books and Records...............................................................34
         Section 6.13      Taxes...........................................................................34
         Section 6.14      Intellectual Property...........................................................36
         Section 6.15      Brokers; Schedule of Fees and Expenses..........................................37
         Section 6.16      Environmental Matters...........................................................37
         Section 6.17      State Takeover Statutes.........................................................39
         Section 6.18      Voting Requirements; Board Approval.............................................40
         Section 6.19      Opinion of Financial Advisor....................................................40
         Section 6.20      Contracts.......................................................................41
         Section 6.21      Plant and Equipment. ...........................................................41
         Section 6.22      Labor and Employment Matters....................................................42
         Section 6.23      Rights  Agreement.  ............................................................43
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                                                    ARTICLE VII
                              REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Section 7.1       Due Organization; Good Standing.................................................44
         Section 7.2       Authorization and Validity of Agreement.........................................44
         Section 7.3       Consents and Approvals; No Violations...........................................44
         Section 7.4       Information to Be Supplied......................................................45
         Section 7.5       Broker's or Finder's Fee........................................................45
         Section 7.6       Ownership of Capital Stock......................................................45
         Section 7.7       No Prior Activities.............................................................46
         Section 7.8       Sufficient Funds................................................................46

                                                   ARTICLE VIII
                                                     COVENANTS

         Section 8.1       Access to Information Concerning Properties and Records.........................46
         Section 8.2       Conduct of the Business of the Company Pending the Closing Date.................47
         Section 8.3       Company Shareholder Meeting; Preparation of Proxy Statement.....................52
         Section 8.4       Reasonable Best Efforts; Notification...........................................53
         Section 8.5       No Solicitation.................................................................54
         Section 8.6       Antitrust Laws..................................................................57
         Section 8.7       Indemnification; Directors' and Officers' Insurance.............................58
         Section 8.8       Public Announcements............................................................59
         Section 8.9       Option to Acquire Additional Shares.............................................59
         Section 8.10      Rights Agreement................................................................60
         Section 8.11      Vessels Engaged in Coastwise Trade..............................................60
         Section 8.12      Employee Benefits Plans.........................................................61
         Section 8.13      Definitive Financing Agreements.................................................62

                                                    ARTICLE IX
                                             CONDITIONS TO THE MERGER

         Section 9.1       Conditions to Obligations of Each Party.........................................63
         Section 9.2       Conditions to the Obligations of Parent and Purchaser...........................63
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                                                     ARTICLE X
                                            TERMINATION AND ABANDONMENT

         Section 10.1      Termination.....................................................................64
         Section 10.2      Effect of Termination...........................................................67
         Section 10.3      Payment of Certain Fees.........................................................67

                                                    ARTICLE XI
                                                   MISCELLANEOUS

         Section 11.1      Representations and Warranties..................................................68
         Section 11.2      Extension; Waiver...............................................................68
         Section 11.3      Notices.........................................................................69
         Section 11.4      Entire Agreement................................................................70
         Section 11.5      Binding Effect; Benefit; Assignment.............................................70
         Section 11.6      Amendment and Modification......................................................71
         Section 11.7      Further Actions.................................................................71
         Section 11.8      Interpretation..................................................................71
         Section 11.9      Enforcement.....................................................................71
         Section 11.10     Counterparts....................................................................72
         Section 11.11     Applicable Law..................................................................72
         Section 11.12     Severability....................................................................72
         Section 11.13     Waiver of Jury Trial............................................................72
         Section 11.14     Parent Guarantee................................................................72
         Section 11.15     Time............................................................................73

Annex I - Certain Conditions to Offer
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of September 28, 2000 (this "AGREEMENT"), by and among Cemex, S.A. de C.V., a Mexican corporation ("PARENT"), CENA Acquisition Corp., a Delaware corporation and an indirect subsidiary of Parent ("PURCHASER"), and Southdown, Inc., a Louisiana corporation (the "COMPANY").

         WHEREAS, the Boards of Directors of each of Parent, Purchaser and the Company have determined that it is advisable and in the best interests of each corporation and its respective shareholders to consummate the acquisition of the Company by Parent, upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer to acquire all shares of the issued and outstanding common stock, U.S.$1.25 par value, of the Company (the "COMPANY COMMON STOCK"), including the related Rights (as hereinafter defined), for U.S.$73.00 per share, net to the seller in cash; and

         WHEREAS, also in furtherance of such acquisition, the Boards of Directors of each of Parent, Purchaser and the Company have approved this Agreement and the transactions contemplated hereby, including the merger of Purchaser with and into the Company, with the Company as the surviving corporation, following the Offer (as hereinafter defined).

         NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "ACQUISITION AGREEMENT" shall have the meaning set forth in Section 8.5(b).

         "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under


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common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "AGREEMENT" shall have the meaning set forth in the preamble hereto.

         "ANTITRUST AUTHORITIES" shall have the meaning set forth in Section 8.6(d).

         "ANTITRUST LAW" shall have the meaning set forth in Section 8.6(d).

         "BALANCE SHEET" means the audited balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1999.

         "BY-LAW AMENDMENT" shall have the meaning set forth in Section 6.17.

         "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 3.1(b).

         "CERTIFICATES" shall have the meaning set forth in Section 4.2(b).

         "CLEANUP" shall have the meaning set forth in Section 6.16(b).

         "CLOSING" shall have the meaning set forth in Section 3.5.

         "CLOSING DATE" shall have the meaning set forth in Section 3.5.

         "CODE" shall have the meaning set forth in Section 6.11(c).

         "COMMITMENT LETTERS" shall have the meaning set forth in Section 7.8..

         "COMPANY" shall have the meaning set forth in the preamble hereto.

         "COMPANY BENEFIT PLANS" shall have the meaning set forth in Section 6.11(a).

         "COMPANY COMMON STOCK" shall have the meaning set forth in the recitals hereof.

         "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in
Section 5.1.

         "COMPANY EMPLOYEE" shall have the meaning set forth in Section 8.12(b).


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         "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the ability of the Company to perform in all material respects its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that any effect directly relating to the economy in general or affecting the United States cement industry generally shall be excluded for purposes of determining whether a Company Material Adverse Effect has occurred.

         "COMPANY PREFERRED STOCK" shall have the meaning set forth in Section 6.3(a).

         "COMPANY SEC REPORTS" shall mean all forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, filed by the Company or any of its Subsidiaries with the SEC since December 31, 1998.

         "COMPANY SHAREHOLDER APPROVAL" shall mean the approval of this Agreement and the Merger at the Company Shareholder Meeting by the holders of the greater of (a) two-thirds of the shares of Company Common Stock present at the Company Shareholders Meeting or (b) a majority of all outstanding shares of Company Common Stock, in each case with the Company Common Stock voting as one class, with each share having one vote.

         "COMPANY SHAREHOLDER MEETING" shall have the meaning set forth in
Section 8.3(a).

         "COMPANY STOCK PLANS" shall mean the Company's 1987 Stock Option Plan, as amended, 1989 Stock Option Plan, as amended, 1991 Nonqualified Stock Option Plan for Non-employee Directors, as amended, Phantom Stock and Deferred Compensation Plan for Non-employee Directors, 1999 Phantom Stock Plan for Non-employee Directors, 1999 Restricted Stock Grants Plan, as amended, and any other stock-based incentive plan, program, agreement, grant or arrangement, sponsored, maintained, entered into or made by the Company or any of its Subsidiaries for the benefit of any employee, consultant or director thereof.

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement between Parent and the Company, dated August 11, 2000.

         "CONTRACTS" shall have the meaning set forth in Section 6.4.

         "DEFINITIVE FINANCING AGREEMENTS" shall have the meaning set forth in
Section 8.13.


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         "DELIVERY DATE" shall have the meaning set forth in Section 8.13.

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as currently in effect and as amended from time to time.

         "DISSENTING SHAREHOLDERS" shall have the meaning set forth in Section 4.1(c).

         "EFFECTIVE TIME" shall have the meaning set forth in Section 3.1(b).

         "ENVIRONMENTAL CLAIM" shall have the meaning set forth in Section 6.16(b).

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section
6.16(b).

         "ERISA" shall have the meaning set forth in Section 6.11(a).

         "ERISA AFFILIATE" shall have the meaning set forth in Section 6.11(a).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FINANCIAL STATEMENTS" means the audited and unaudited financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Reports.

         "GAAP" shall mean generally accepted accounting principles of the United States of America, as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in Section
6.4.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 6.16(b).

         "HSR ACT" shall have the meaning set forth in Section 6.4.

         "INDEMNIFIED PARTIES" shall have the meaning set forth in Section
8.7(a).

         "INDEPENDENT DIRECTORS" shall have the meaning set forth in Section 2.3(a).

         "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in
Section 6.14.

         "ISSUANCE OBLIGATION" shall have the meaning set forth in Section
6.3(a).



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         "JOINT PRESS RELEASE" shall have meaning set forth in Section 2.1(b).

         "KNOWLEDGE" shall mean, when used in any representation, warranty or covenant of the Company contained herein, the actual or deemed knowledge (as defined below) of (x) any executive officer of the Company or (y) any of the other individuals named in Section 1.1 of the Company Disclosure Schedule as set forth therein. For purposes hereof, each such individual shall be deemed to have knowledge of any item, matter, fact, occurrence, circumstance or condition which such individual should have known through the exercise of reasonable care.

         "LANDLORD LEASES" shall have the meaning set forth in Section 6.9(b).

         "LAWS" shall have the meaning set forth in Section 6.4.

         "LBCL" shall mean the Louisiana Business Corporation Law, as currently in effect and amended from time to time.

         "LENDER CONSENTS" shall have the meaning set forth in Section 6.4.

         "LIENS" shall mean all security interests, liens, claims, pledges, options, rights of first refusal, charges or other encumbrances of any nature or any other similar limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or state securities laws).

         "MARAD CONSENT" shall have the meaning set forth in Section 6.4.

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 6.20.

         "MAXIMUM PREMIUM" shall have the meaning set forth in Section 8.7(b).

         "MEASUREMENT DATE" shall mean the first to occur of (a) the date upon which Parent first designates one or more directors of the Company pursuant to
Section 2.3(a) and (b) the date upon which the Effective Time occurs.

         "MERGER" shall have the meaning set forth in Section 3.1(a).

         "MERGER CONSIDERATION" shall have the meaning set forth in Section 4.1(c).

         "MINIMUM CONDITION" shall have the meaning set forth in Section 2.1(a).


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         "NLRB" shall have the meaning set forth in Section 6.22.

         "OFFER" shall have the meaning set forth in Section 2.1(a).

         "OFFER DOCUMENTS" shall have the meaning set forth in Section 2.1(c).

         "OFFER PRICE" shall the meaning set forth in Section 2.1(a).

         "OFFER TO PURCHASE" shall have the meaning set forth in Section 2.1(a).

         "OPTION" shall have the meaning set forth in Section 8.9(a).

         "OPTION EXERCISE PERIOD" shall have the meaning set forth in Section
4.5.

         "OPTION SHARES" shall have the meaning set forth in Section 8.9(a).

         "ORDERS" shall have the meaning set forth in Section 6.4.

         "PARENT" shall have the meaning set forth in the preamble hereto.

         "PARENT DISCLOSURE SCHEDULE" shall have the meaning set forth in
Section 5.1.

         "PARENT MATERIAL ADVERSE EFFECT" shall mean any event, change, occurrence, effect, fact or circumstance that is materially adverse to the ability of Parent or Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

         "PARENT OPTION PLAN" shall have the meaning set forth in Section
8.12(d).

         "PARTNERSHIP" shall have the meaning set forth in Section 8.2(b)(3).

         "PAYING AGENT" shall have the meaning set forth in Section 4.2(a).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PERMITS" shall have the meaning set forth in Section 6.10(b).

         "PERMITTED REPLACEMENT RIGHTS PLAN" shall mean a shareholder rights plan that (A) is identical in all material respects to the Rights Agreement, except as contemplated in clause (B) below and except that (1) the identity of the Rights Agent may differ, (2) the "Final Expiration


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Date" may be the tenth anniversary of the date of adoption of such rights plan and (3) the initial "Purchase Price" shall be no less than $200 and (B) contains such terms and conditions as shall be necessary to ensure the accuracy of the representation set forth in Section 6.23 (as if such representation referred to the Permitted Replacement Rights Plan instead of the Rights Agreement and to the rights issued pursuant to the Permitted Replacement Rights Plan instead of the Rights). Upon any adoption of a Permitted Replacement Rights Plan by the Company, all references in this Agreement to the "Rights Agreement" shall be deemed to also be references to such Permitted Replacement Rights Plan and all references in this Agreement to the "Rights" shall be deemed to also be references to the rights issued under such Permitted Replacement Rights Plan.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company, a group and a government or other department or agency thereof.

         "PROXY STATEMENT" shall have the meaning set forth in Section 8.3(b).

         "PURCHASER" shall have the meaning set forth in the preamble hereto.

         "QUALIFIED PERSON" shall have the meaning set forth in Section 2.3(a).

         "RELEASE" shall have the meaning set forth in Section 6.16(b).

         "RETURNS" shall have the meaning set forth in Section 6.13(a).

         "RIGHTS" means the preferred stock purchase rights issued by the Company pursuant to the Rights Agreement.

         "RIGHTS AGREEMENT" means the Rights Agreement dated as of March 4, 1991, between the Company and American Stock Transfer and Trust Company, as successor Rights Agent, as amended from time to time consistent with the terms of this Agreement.

         "SCHEDULE 14D-9" shall have the meaning set forth in Section 2.2(c).

         "SCHEDULE TO" shall have the meaning set forth in Section 2.1(c).

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


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         "SHIP" shall have the meaning set forth in Section 8.11.

         "SUFFICIENT FUNDS" shall have the meaning set forth in Section 7.8.

         "STOCK OPTIONS" shall mean any option or right to purchase, acquire or receive Company Common Stock granted under any Company Stock Plan to any employee, consultant or director of the Company or any of its Subsidiaries.

         "SUBSIDIARY" with respect to a Person shall mean (x) any partnership of which such Person or any of its Subsidiaries is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership) or (y) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote more than 50% of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

         "SUPERIOR PROPOSAL" shall have the meaning set forth in Section 8.5(a).

         "SURVIVING CORPORATION" shall have the meaning set forth in Section 3.1(a).

         "TAKEOVER PROPOSAL" shall have the meaning set forth in Section 8.5(a).

         "TAXES" shall have the meaning set forth in Section 6.13(a).

         "TENANT LEASE" shall have the meaning set forth in Section 6.9(b).

         "TERMINATION DATE" shall mean December 31, 2000; provided, however, that if the condition provided for in clause (a) (ii) of Annex I shall not have been satisfied on or prior to December 31, 2000, then the Termination Date shall be extended until ten business days after such condition has been satisfied, but in no event shall the Termination Date be extended beyond February 28, 2001.

         "TERMINATION FEE" shall have the meaning set forth in Section 10.3(a).

         "TITLE IV PLANS" shall have the meaning set forth in Section 6.11(a).

         "THIRD PARTY ACQUISITION EVENT" shall have the meaning set forth in
Section 10.3(b).

         "U.S. $" shall mean United States dollars.


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


         "VOTING DEBT" shall have the meaning set forth in Section 6.3(a).

         "WARN ACT" shall have the meaning set forth in Section 6.22(c).

                                   ARTICLE II

                                    THE OFFER

         Section 2.1 The Offer. (a) Provided that this Agreement shall not have been terminated pursuant to Section 10.1 hereof, as promptly as reasonably practicable, but in no event later than five business days following the public announcement of the terms of this Agreement (which public announcement shall occur no later than the first business day following the execution of this Agreement), Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Exchange Act) a tender offer (as it may be amended from time to time as permitted by this Agreement, the "OFFER") to purchase all of the shares of Company Common Stock issued and outstanding (including the related Rights) at a price of U.S.$73.00 per share, net to the seller in cash (such price, or such higher price per share of Company Common Stock as may be paid in the Offer, being referred to herein as the "OFFER PRICE"). The obligation of Purchaser to accept for payment and pay for shares of Company Common Stock (including the related Rights) tendered pursuant to the Offer shall be subject only to the condition that there shall be validly tendered (other than by guaranteed delivery where actual delivery has not occurred) in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Parent and/or Purchaser, represents at least two-thirds of the shares of Company Common Stock outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights to acquire, and securities exercisable or convertible into, Company Common Stock, whether or not exercised or converted at the time of determination, other than potential dilution attributable to the Rights) (the "MINIMUM CONDITION") and to the satisfaction or waiver by Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") and the related letter of transmittal, each in form reasonably satisfactory to the Company, containing the terms set forth in this Agreement and the conditions set forth in Annex I. Parent and Purchaser agree that the Offer to Purchase will state at least in the summary term sheet and in appropriate places in the Offer to Purchase that "Purchaser's obligation to purchase shares of Company Common Stock under the Offer is not conditioned on any financing arrangements or subject to any financing condition." Without limiting the foregoing, effective upon acceptance for payment of the Company Common Stock pursuant to the Offer in accordance with the terms hereof, the holder of such Company Common Stock will sell and assign to Purchaser all right, title and


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
interest in and to all of the shares of Company Common Stock tendered (including, but not limited to, such holder's right to any and all dividends and distributions with a record date before, and a payment date after, the scheduled or extended expiration date).

         Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (i) the Minimum Condition may not be waived or changed without the prior written consent of the Company and (ii) no change may be made that changes the form of consideration to be paid, decreases the Offer Price, decreases the number of shares of Company Common Stock sought in the Offer, adds to or modifies any of the conditions to the Offer set forth in Annex I, makes any other change in the terms of the Offer that is in any manner adverse to the holders of the Company Common Stock or (except as provided in the next sentence) changes the expiration date of the Offer, without the prior written consent of the Company. Without the consent of the Company, Purchaser shall have the right to extend the expiration date of the Offer (which shall initially be 20 business days from the commencement date of the Offer), (i) if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or, to the extent permitted, waived, until such conditions are satisfied or waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law, (iii) for up to 10 additional business days in increments of not more than two business days each (but in no event beyond the Termination Date), if, immediately prior to the scheduled or extended expiration date of the Offer, the Company Common Stock tendered and not withdrawn pursuant to the Offer constitutes more than 80% and less than 90% of the outstanding Company Common Stock, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, or (iv) as contemplated in Section 10.1(c)(i); provided, that, in the case of any extension under clause (iii), Parent or Purchaser may not thereafter assert the failure of any of the conditions provided for in clauses (a)(iii), (a)(iv), (a)(v) and (b)(ii) of Annex I or, for purposes of clause (b)(iii) or (c) of Annex I, a Company Material Adverse Effect or a material breach of a representation or warranty, in each such case, by reason of an event other than a breach of a covenant by the Company occurring after the initial extension under clause (iii). In addition, if, at the scheduled or extended expiration date of the Offer, the Minimum Condition has been satisfied but Company Common Stock tendered and not withdrawn pursuant to the Offer constitutes less than 90% of the outstanding Company Common Stock, without the consent of the Company, Purchaser shall have the right to provide for a "subsequent offering period" (as contemplated by Rule 14d-11 under the Exchange Act) for up to 20 business days after Purchaser's acceptance for payment of the shares of Company Common Stock then tendered and not withdrawn pursuant to the Offer.


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
         If any of the conditions to the Offer is not satisfied or waived on any scheduled or extended expiration date of the Offer, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer, if such condition or conditions could reasonably be expected to be satisfied, from time to time until such conditions are satisfied or waived; provided, that Purchaser shall not be required to extend the Offer beyond, and in the case of clause (z) may terminate the Offer upon, the earliest to occur of (x) the Termination Date, (y) ten business days following satisfaction of the condition provided for in clause (a)
(ii) of Annex I or (z) five business days following the public announcement of any Takeover Proposal or amended Takeover Proposal that has not been publicly rejected by the Company at the time of such expiration or termination (except that Purchaser may not terminate the Offer pursuant to this clause (z) prior to the twentieth business day following commencement of the Offer). Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Purchaser shall, and Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer (or as required by Rule 14d-11 under the Exchange Act), all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

         (a) On the date hereof and subject to the conditions of this Agreement, Parent shall issue a joint press release with the Company (the "JOINT PRESS RELEASE") regarding this Agreement and its intent to make the Offer and shall file with the SEC the Joint Press Release, under cover of Schedule TO, indicating on the front of such Schedule TO that such filing contains pre-commencement communications.

         (b) As soon as practicable on the date of commencement of the Offer, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO will include as exhibits the Offer to Purchase and forms of the letter of transmittal, summary advertisement and all other ancillary documents (collectively, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Parent and Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock to the extent required by applicable federal securities laws. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Purchaser agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Purchaser and Parent also agree to provide the Company and its counsel in writing with any comments Purchaser, Parent or their counsel may receive from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after the receipt of such comments and shall consult with and provide the Company and its counsel a reasonable opportunity to review and comment on the response of Purchaser to such comments prior to responding.

         Section 2.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to the Company's shareholders and are in the best interests of the Company and its shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the LBCL and (iii) resolved to recommend acceptance of the Offer and, to the extent required by applicable law, approval and adoption of this Agreement and the Merger by its shareholders. The Company further represents that Lehman Brothers Inc. has delivered to the Company's Board of Directors its oral opinion (to be promptly confirmed in writing) that the consideration to be paid in the Offer and the Merger is fair to the holders of shares of Company Common Stock (other than Parent or any of its Affiliates) from a financial point of view. The Company has been advised that all of its directors who own shares of Company Common Stock intend to tender their shares of Company Common Stock pursuant to the Offer and the Company has not been advised by any of its executive officers who owns shares of Company Common Stock that such executive officer does not intend to tender his or her shares of Company Common Stock pursuant to the Offer. In connection with the Offer, the Company will, or will cause its transfer agent to, promptly furnish Parent with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists in the Company's possession or control of securities positions of shares of Company Common Stock held in stock depositories, in each case as of a recent date, and will provide to Parent such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable Laws, and, except for such steps as are necessary to disseminate the Schedule TO and the Offer Documents and any other documents necessary to consummate the Offer and the transactions contemplated by this Agreement, Parent and Purchaser shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, shall, upon request, destroy all copies of such information then in their possession, except to the extent that such information can be shown to have been previously known on a nonconfidential basis by Parent or Purchaser, in the public domain through no fault of Parent or Purchaser or later lawfully acquired by Parent or Purchaser on a non-confidential basis.

         (b) On the date hereof and subject to the conditions of this Agreement, the Company shall issue the Joint Press Release with Parent and shall file with the SEC the Joint Press Release, under cover of Schedule 14D-9, indicating on the front of such Schedule 14D-9 that such filing contains pre-commencement communications.

         (c) As soon as practicable on the day that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that shall reflect the recommendations of the Company's Board of Directors referred to in Section 2.2(a) above. The Company, Parent and Purchaser each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company also agrees to provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with and provide Parent and its counsel a reasonable opportunity to review and comment on the response of the Company to such comments prior to responding.

         Section 2.3 Directors. (a) Promptly upon the purchase of and payment for not less than a majority of the issued and outstanding shares of Company Common Stock on a fully diluted basis by Parent or any of its direct or indirect Subsidiaries pursuant to the Offer, Parent shall be entitled to designate for appointment or election to the Company's Board of Directors, upon written notice to the Company, such number of directors, rounded up to the next whole number, on the Board of Directors such that the percentage of its designees on the Board shall equal the percentage of the outstanding shares of Company Common Stock on a fully diluted basis purchased and paid for by Parent and its direct or indirect Subsidiaries. In furtherance thereof, the Company shall, upon request of Purchaser, use its reasonable best efforts promptly to cause Parent's designees (and any replacement designees in the event that any designee shall no longer be on the Board of Directors) to be so elected to the Company's Board, and in furtherance thereof, to the extent necessary, increase the size of the Board of Directors or use its reasonable best efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, the Company shall also, upon the request of Purchaser, use its reasonable best efforts to cause the Persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board (or, with respect to clauses (ii) and (iii) in the case of the Partnership, such percentage of the number of directors as the Company is entitled to designate on such board (or similar body) or committee). Notwithstanding the foregoing, until the Effective Time, the Board of Directors of the Company shall have at least three directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its Subsidiaries (the "INDEPENDENT DIRECTORS"); provided, however, that (x) notwithstanding the foregoing, in no event shall the requirement to have at least three Independent Directors result in Parent's designees constituting less than a majority of the Company's Board of Directors unless Parent shall have failed to designate a sufficient number of Persons to constitute at least a majority and (y) if the number of Independent Directors shall be reduced below three for any reason whatsoever (or if immediately following consummation of the Offer there are not at least three then-existing directors of the Company who (1) are Qualified Persons (as defined below) and (2) are willing to serve as Independent Directors), then the number of Independent Directors required hereunder shall be reduced to equal the number of then-serving Independent Directors, unless the remaining Independent Director or Independent Directors are able to identify a person or persons, as the case may be, who are not officers or Affiliates of the Company, Parent or any of their respective Subsidiaries (any such person being referred to herein as a "QUALIFIED PERSON") willing to serve as an Independent Director, in which case such remaining Independent Director or Independent Directors shall be entitled to designate any such Qualified Person or Persons to fill such vacancies, and such designated Qualified Person shall be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Directors then remain, the other Directors shall be entitled to designate three Qualified Persons to fill such vacancies, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

         The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 2.3(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from Parent and Purchaser the information below on a basis timely to permit such mailing) as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent or Purchaser shall supply the Company in writing any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of

Parent's designees under this Section 2.3(a). The provisions of this Section 2.3(a) are in addition to and shall not limit any rights that Purchaser, Parent or any of their Affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of law with respect to the election of directors or otherwise.

         (b) Following the election or appointment of Parent's designees pursuant to Section 2.3(a), the approval by affirmative vote or written consent of a majority of the Independent Directors then in office (or, if there shall be only one Independent Director then in office, the Independent Director) shall be required to authorize (and such authorization shall constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any committee thereof or any other director of the Company, shall be required or permitted to authorize) (i) any amendment or termination of this Agreement by the Company, (ii) any extension of time for performance of any obligation or action hereunder by Parent or Purchaser or
(iii) any waiver or exercise of any of the Company's rights under this Agreement. Any action that requires approval by a majority of the Independent Directors shall be deemed to be approved by the Independent Directors if there is no independent Director.

         Section 2.4 Merger Without Meeting of Shareholders. If following the consummation of the Offer, Purchaser owns at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer (including any subsequent offering period) or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the Company Shareholder Meeting, in accordance with Section 112G of the LBCL and Section 253 of the DGCL.

                                   ARTICLE III

                         THE MERGER AND RELATED MATTERS

         Section 3.1 The Merger. (a) Upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL and the LBCL, at the Effective Time the Company and Purchaser shall consummate a merger (the "MERGER") pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease and (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue its corporate existence under the Laws of the State of Louisiana.

         (b) Upon the terms and subject to the conditions of this Agreement, on the date of the Closing (or on such other date as Parent and the Company may agree), Parent, Purchaser and the Company shall file with the Secretary of State of the State of Delaware and the Secretary of State of the State of Louisiana a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed and acknowledged in accordance with the relevant provisions of the DGCL and the LBCL, and shall make all other filings or recordings required under the DGCL and the LBCL. The Merger shall become effective on the later of the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Louisiana and the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "EFFECTIVE TIME."

         (c) From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, in Section 259 of the DGCL and in Section 115 of the LBCL.

         Section 3.2 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until such time that the Articles of Incorporation are amended thereafter in accordance with the LBCL and subject to Section 8.7(a) hereof.

         Section 3.3 By-Laws of the Surviving Corporation. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until such time that the By-Laws are amended thereafter in accordance with the LBCL and subject to Section 8.7(a) hereof.

         Section 3.4 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the LBCL and the Articles of Incorporation and By-Laws of the Surviving Corporation, until the earlier of their resignation or the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until the earlier of their resignation or their respective successors shall be duly elected or appointed and qualified.

         Section 3.5 Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, or, if no such date is specified, on the second business day after satisfaction or, to the extent permitted by applicable Law, waiver by the applicable parties, of all of the conditions set forth in Article IX hereof (the "CLOSING

DATE"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1600 Smith Street, Suite 4400, Houston, Texas.

         Section 3.6 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser vested or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE IV

                            CONVERSION OF SECURITIES

         Section 4.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of capital stock of Purchaser:

         (a) Purchaser Capital Stock. Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock and Purchaser-Owned Stock. All shares of Company Common Stock that are owned by the Company, any Subsidiary of the Company, Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; provided that shares of Company Common Stock held beneficially or of record by any Company Stock Plan not be deemed to be held by the Company regardless of whether the Company has, directly or indirectly, the power to vote or control the disposition of such shares.

         (c) Exchange of Shares of Company Common Stock. Each share of Company Common Stock (other than shares to be cancelled in accordance with Section 4.1(b) and any shares that are held by shareholders exercising dissenters' rights pursuant to
Section 131 of the LBCL ("DISSENTING SHAREHOLDERS")) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such share in the manner provided in Section 4.2. All such shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 4.2, without interest.

         Section 4.2 Exchange of Certificates.

         (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company organized under the laws of the United States or any state thereof and located therein reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "PAYING AGENT") to receive in trust the funds to which holders of such shares shall become entitled pursuant to Section 4.1(c). At the Effective Time, Parent shall deposit with the Paying Agent cash in U.S. dollars in an amount sufficient to pay the Merger Consideration as provided herein. The Paying Agent shall invest such funds as directed by the Surviving Corporation on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to the Company's shareholders pursuant to this Article IV. Parent and the Surviving Corporation shall replace any monies lost through an investment made pursuant to this Section 4.2. Any interest and other income resulting from such investments shall be the exclusive property of and shall be paid promptly to the Surviving Corporation.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), whose shares were converted pursuant to Section 4.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 4.2. The right of any shareholder to receive the Merger Consideration shall be subject to and reduced by any applicable withholding Tax obligation.

         (c) Transfer Books; No Further Ownership Rights in the Shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article IV.

         (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 4.3 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Shareholder shall demand to be paid the fair cash value of such holder's shares of Company Common Stock, as provided in Section 131 of the LBCL, such shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration except as provided in this Section 4.3, and the Company shall give Parent notice of any written objections to this Agreement or the Merger under Section 131 of the LBCL received by the Company and of any demands received by the Company for the fair cash value of any shares of Company Common Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Company Common Stock held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the Merger Consideration at the Effective Time pursuant to Section 4.1.

         Section 4.4 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver the Merger Consideration for each of the shares of Company Common Stock represented by such Certificate.

         Section 4.5 Company Stock Plans. (a) The Company, the Company's Board of Directors and each relevant committee of the Company's Board of Directors shall (i) cause each Stock Option that is outstanding upon consummation of the Offer, whether granted under any Company Stock Plan, or otherwise, to become fully exercisable and (ii) take action to permit each such Stock Option to be exercisable for a period (the "OPTION EXERCISE PERIOD") beginning promptly following the acceptance for payment and purchase of shares of Company Common Stock by Purchaser pursuant to the Offer and ending on the day prior to the Effective Time in accordance with the terms and conditions of the Company Stock Plans. For purposes of each Stock Option, the Company shall cause the Company's Board of Directors or each relevant committee of the Company's Board of Directors acting as administrator of each such Company Stock Plan to determine prior to the consummation of the Offer that the consummation of the Offer and the Merger constitute a single "Change in Control" occurring at time of acceptance for payment of shares of Company Common Stock pursuant to the Offer. The Company shall cause each Stock Option that is outstanding immediately prior to the Effective Time to be cancelled in exchange for an amount in cash, payable at the Effective Time, equal to the product of (i) the number of shares of Company Common Stock subject to such Stock Option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option. The Company, the Company's Board of Directors or the relevant committee of the Company's Board of Directors acting as administrator of a Company Stock Plan, as appropriate, shall obtain the written consent of the holder of each Stock Option to such cancellation, if required in accordance with the terms and conditions of the Company Stock Plans. Subject to having obtained any necessary consents from the holders of Stock Options, the Company shall cause the Company's Board of Directors or each relevant committee of the Company's Board of Directors to make any amendments to the Company Stock Plans or stock option agreements thereunder which may be needed or desirable to implement such cancellation.

         (b) Except as provided in the next sentence, all Company Stock Plans shall terminate as of the Effective Time and the provisions in any other Company Benefit Plan (as hereinafter defined) or any other plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in any Company Stock Plan or Company Benefit Plan or any other plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation. Notwithstanding the foregoing and Section 4.5(a), (i) promptly following the execution and delivery of this Agreement, the Company shall take all action necessary to terminate each of the Phantom Stock and Deferred Compensation Plan for Non-employee Directors and the 1999 Phantom Stock Plan for Non-employee Directors as promptly as practicable in accordance with their respective terms (but in no event shall such termination occur later than the fifth day after the date of this Agreement) and for shares of Company Common Stock to be distributed to the participants in such plans in accordance with their terms, and (ii) the consummation of the Offer shall constitute a "change of control" under the 1999 Restricted Stock Grants Plan and the related agreements, and the shares of Company Common Stock issued thereunder shall become Transferable Shares (as provided therein) and shall be delivered to the participants in such plan in accordance with their terms.

         (c) The Company shall take all such steps as may be required to cause the transactions contemplated by this Section 4.5, insofar as they relate to any individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                    ARTICLE V

                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

         Section 5.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "COMPANY DISCLOSURE SCHEDULE," and in the case of Parent, the "PARENT DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which the Company or Parent, as the case may be, desires or is required to make either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of such party's representations, warranties, covenants or agreements contained in Article VI, in the case of the Company, or
Article VII, in the case of Parent and Purchaser, or to one or more of such party's covenants contained in Article VIII. Notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty (other than the representations and warranties contained in Sections 6.1(a), 6.1(c), 6.1(d), 6.2, 6.3, 6.5, 6.6, 6.7, 6.15, 6.17, 6.18, 6.19, 6.23, 7.1, 7.2, 7.4 and 7.5) if
its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.2, and
(b) the mere inclusion of an item in a Disclosure Schedule in response to an express disclosure requirement or as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item is material or represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

         Section 5.2 Standards. No representation or warranty of the Company contained in Article VI (other than the representations and warranties contained in Sections 6.1(a), 6.1(c), 6.1(d), 6.2, 6.3, 6.5, 6.6, 6.7, 6.15, 6.17, 6.18,
6.19 and 6.23) or of Parent and Purchaser in Article VII (other than the representations and warranties contained in Sections 7.1, 7.2, 7.4 and 7.5) shall be deemed untrue or incorrect for any purpose under this Agreement or the Offer and no party hereto shall be deemed to have breached any such representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any such representations or warranties contained in Article VI, in the case of the Company, or Article VII, in the case of Parent and Purchaser, has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to, and covenants and agrees with, Parent and Purchaser as set forth below in this Article VI. Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement, provided, however, that any such exception or response made with reference to one or more Sections of this Agreement shall be deemed to be made with respect to each other Section of this Agreement to which such exception or response is relevant provided that such relevance is reasonably apparent based on the information set forth in the Company Disclosure Schedule.

         Section 6.1 Due Organization, Good Standing and Power. (a) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite corporate (or partnership, as applicable) power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company (i) has filed with the United States Coast Guard an Oath for Qualification of a Corporation as a Citizen of the United States Under the Act of September 2, 1958 (46 App. U.S.C. Section 883-1), (ii) has been issued a Certificate of Compliance in accordance with 46 C.F.R. Subpart
68.01 and (iii) is qualified as an "883-1 corporation" pursuant to the provisions of 46 C.F.R, Section 68.01-5.

         (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is required.

         (c) The Company has made available to Parent true, complete and correct copies of the Articles of Incorporation and By-laws of the Company, in each case as amended (if so amended) to the date of this Agreement, and has made available the certificates or articles of incorporation and by-laws or other organizational documents of its Subsidiaries, in each case as amended (if so amended) to the date of this Agreement.

         (d) The respective certificates or articles of incorporation and by-laws or other organizational documents of the Subsidiaries of the Company that are not wholly owned (directly or indirectly) by the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries. Section 6.1(d) of the Company Disclosure

Schedule sets forth a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization and identifies the Company's (direct or indirect) percentage of equity ownership therein.

         Section 6.2 Authorization and Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than obtaining the Company Shareholder Approval, if necessary, and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by each of Parent and Purchaser, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         Section 6.3 Capitalization. (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value U.S.$0.05 per share (the "COMPANY PREFERRED STOCK"). As of September 15, 2000, (i) 35,941,681 shares of Company Common Stock were issued and outstanding, (ii) 2,025,928 shares of Company Common Stock were reserved for issuance under outstanding Stock Options, (iii) no shares of Company Preferred Stock were issued and outstanding and (iv) 4,083,645 shares of Company Common Stock were held by the Company in its treasury. The average exercise price for all Stock Options is set forth in Section 6.3 of the Company Disclosure Schedule. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free from preemptive rights. Except for the Company's obligations under the Rights Plan and the Rights, and except as contemplated or permitted by this Agreement, there are no outstanding or authorized options, warrants, rights, subscriptions, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock or other equity interests of the Company or any of its Subsidiaries, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries (each an "ISSUANCE OBLIGATION"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Company on any matter ("VOTING DEBT"). There are no restrictions (other than restrictions under state corporation statutes or similar laws) of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries and there are no limitations or restrictions (other than restrictions on sales or other dispositions under federal or state securities laws) on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

         (b) All of the issued and outstanding shares of capital stock of each Subsidiary are beneficially owned by the Company, directly or indirectly, and all such shares are validly issued, fully paid and nonassessable and free from preemptive rights. No Subsidiary of the Company has outstanding Voting Debt and there are no obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

         (c) Except for the Company's interest in its Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity which is material to the Company and its Subsidiaries, taken as a whole.

         (d) No indebtedness of the Company or any of its Subsidiaries contains any restriction upon (i) the prepayment of any indebtedness of the Company or its Subsidiaries, (ii) the incurrence of indebtedness by the Company or its Subsidiaries or (iii) the ability of the Company or any of its Subsidiaries to grant any lien on the properties or assets of the Company or its Subsidiaries.

         (e) Following the Effective Time, no holder of Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Stock Options, assuming compliance by the Company with its obligations under Section 4.5.

         Section 6.4 Consents and Approvals; No Violations. Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), are made and the waiting periods thereunder (if applicable) have been terminated or expired, (ii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications that must or may be effected in countries having jurisdiction are made and any applicable waiting periods thereunder have been terminated or expired, (iii) the applicable requirements of the Exchange Act are met, (iv) the requirements under any applicable foreign or state securities or blue sky laws are met, (v) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the LBCL and the DGCL, are made, (vi) in the case of this Agreement and the Merger, the Company Shareholder Approval is received if necessary, (vii) consents from (or amendments to agreements with) the lenders under the Company's debt agreements (other than the Company's Series B 10% Senior Subordinated Notes due 2006) to waive until the earlier of (x) the Effective Time and (y) March 31, 2001 any "change of control" defaults that may occur by reason of consummation of the Offer and to defer any right to repayment by reason of a "change of control" until the Effective Time (the "LENDER CONSENTS") and (viii) necessary consents or approvals of the United States Maritime Administration are received with respect to the transfer or termination of the capital construction fund and any transfer of the vessels owned and operated by the Company or any of its Subsidiaries that are operated in the coastwise trade (the "MARAD CONSENT"), the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the changes in the composition of the Board of Directors of the Company) and the performance by the Company of its obligations hereunder do not and will not: (A) violate or conflict with any provision of the Company's Articles of Incorporation or the Company's By-Laws or the comparable governing documents of any of its Subsidiaries; (B) violate or conflict with (x) any statute, law, ordinance, rule or regulation (together, "LAWS") or (y) any order, judgment, decree or writ (together, "ORDERS") of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL AUTHORITY") or (z) any Permit, in each case, applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease or other instrument ("CONTRACTS") to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound. There are no third-party consents or approvals required to be obtained by the Company under the Contracts prior to the consummation of the transactions contemplated by this Agreement.

         Section 6.5 Company Reports and Financial Statements. (a) Since December 31, 1998, the Company and, to the extent applicable, its Subsidiaries, have filed all forms, reports and documents (including exhibits and all other information incorporated therein) with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by the Company and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true, complete and correct copies of all Company SEC Reports filed by the Company and its Subsidiaries with the SEC between December 31, 1998 and the date of this Agreement. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Section 6.5(a) of the Company Disclosure Schedule contains a true, complete and correct copy of all correspondence since December 31, 1998 to date between the Company and the SEC, other than routine transmittal letters.

         (b) The Financial Statements (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end adjustments).

         (c) Except as set forth on the Balance Sheet, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries, except for (i) liabilities and obligations in connection with this Agreement and fees and expenses related thereto, and (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in respect of the terms and conditions of any indebtedness or other agreement which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 6.6 Information to Be Supplied. (a) Each of the Schedule 14D-9 and the Proxy Statement and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and will not, on the date of its filing or, in the case of the Proxy Statement, on the date it is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, and none of the written information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Schedule TO or the Offer Documents will at the time the Schedule TO or the Offer Documents are filed with the SEC and first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (b) Notwithstanding the foregoing provisions of this Section 6.6, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Schedule 14D-9 based on information supplied by Parent or Purchaser expressly for inclusion or incorporation by reference therein or based on information which is not included in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 7.4.

         Section 6.7 Absence of Certain Events. Except as explicitly disclosed in the Company SEC Reports filed prior to the date of this Agreement or as required or expressly permitted by this Agreement, since December 31, 1999 the Company and its Subsidiaries have in all material respects operated their respective businesses only in the ordinary course and there has not occurred (i) any event, change, occurrence, effect, fact, circumstance or condition which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) neither the Company nor any of its Subsidiaries has taken any of the actions described in Sections 8.2(b)(3), (5),
(6), (7), (9), (10), (14) or (17).

         Section 6.8 Litigation. Except as explicitly disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no investigations, actions, suits or proceedings pending against the Company or its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Authority or any arbitrator or arbitration tribunal. The Company does not have Knowledge of any valid basis for any action, proceeding or investigation. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding.

         Section 6.9 Title to Properties; Encumbrances; Leases. (a) The Company and each of its Subsidiaries has good, valid and indefeasible title to all of its tangible properties and assets, with full right to convey; in each case subject to no Liens, except for (A) Liens reflected in the Balance Sheet, (B) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of, such property by the Company or any of its

Subsidiaries in the operation of their respective businesses and (C) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith. Neither the Company nor any of its Subsidiaries has granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in any of its tangible properties and assets. All properties and assets reflected in the Balance Sheet have an aggregate fair market and realizable value at least equal to the aggregate value thereof as reflected therein. Section 6.9 of the Company Disclosure Schedule sets forth a list of all appraisals of the material tangible properties and assets received by the Company or any of its Subsidiaries within the last three years, true, correct and complete copies of which have been made available to Purchaser.

         (b) The Company and each of its Subsidiaries has valid leasehold interests in each of its leased premises (collectively, the "TENANT LEASES"). To the Company's Knowledge, each Tenant Lease is in full force and effect, no notice of any default has been delivered by any landlord under any of the Tenant Leases and there are no facts which would now or with the giving of notice or the passage of time or both be a default under the terms of any of the Tenant Leases. To the Company's Knowledge, there are no pending claims by any tenant as to premises leased to tenants by the Company or any of its Subsidiaries (collectively, the "LANDLORD LEASES") and there are no pending claims by such tenants for offsets against rent or other monetary claims made by tenants against the Company or any of its Subsidiaries in its capacity as landlord.

         Section 6.10 Compliance with Laws. Except with respect to Taxes, which are the subject of Section 6.13, environmental matters, which are the subject of
Section 6.16, employee benefits matters, which are the subject of Section 6.11, and labor matters, which are the subject of Section 6.22, and except as explicitly disclosed in the Company SEC Reports filed prior to the date of this
Agreement:

         (a) The Company and each of its Subsidiaries have complied and are presently complying with all applicable Laws, and neither the Company nor any of its Subsidiaries has received written notification of any asserted present or past failure to so comply.

         (b) The Company and its Subsidiaries hold, to the extent legally required, all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (the "PERMITS") that are required for the operation of the respective businesses of the Company and its Subsidiaries as now conducted.

         (c) To the Company's Knowledge, each of its and its Subsidiaries' tangible properties and assets is in compliance with all applicable Laws, including, without limitation, all Laws with respect to zoning, building, fire and health codes.

         Section 6.11 Company Employee Benefit Plans. (a) Section 6.11(a) of the Company Disclosure Schedule contains a true, complete and correct list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, phantom stock, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, each individual employment, severance, consulting and similar contract and each other employee benefit plan, program, agreement or arrangement, sponsored, entered into, maintained or contributed to or required to be contributed to (at any time during the past six years) by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company or any Subsidiary of the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, consultant or director of the Company, its Subsidiaries or any ERISA Affiliate (the "COMPANY BENEFIT PLANS"). Section 6.11(a) of the Company Disclosure Schedule identifies each of the Company Benefit Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (the "TITLE IV PLANS").

         (b) There has not been any adoption or amendment by the Company or any of its Subsidiaries or any ERISA Affiliate of any Company Benefit Plan since December 31, 1999. Neither the Company nor any of its Subsidiaries, nor any ERISA Affiliate has any formal plan or commitment to create any additional Company Benefit Plan or modify or change (except for any modification or change required or permitted by this Agreement after the date hereof) any existing Company Benefit Plan that would affect any current or former employee, consultant or director of the Company, a Subsidiary of the Company or any ERISA Affiliate.

         (c) With respect to each Company Benefit Plan, the Company has made available to Parent (i) a true, complete and correct copy thereof (including all amendments thereto), as well as true, complete and correct copies of the annual reports, if required under ERISA, with respect thereto for the last three completed plan years; (ii) the actuarial reports, if required under ERISA, with respect thereto for the last three completed plan years; (iii) the two most recent reports prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions, if required; (iv) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA with respect thereto;
(v) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (vi) the most recent determination letter received from the Internal Revenue Service, if any, with respect to each Company Benefit Plan that is intended to be qualified under
Section 401 of the Internal Revenue Code of 1986, as from time to time amended (the "CODE").

         (d) With respect to each Title IV Plan, no liability under Title IV or
Section 302 of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title or Section, other than liability for premiums due to the PBGC (which premiums have been timely paid when due). Insofar as the representation made in this Section 6.11(d) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any Subsidiary of the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the last day of the most recent plan year ended prior to the Closing Date. The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (e) Neither the Company, nor any Subsidiary of the Company, nor any ERISA Affiliate, nor any Company Benefit Plan, nor, to the Knowledge of the Company, any trust created thereunder, nor, to the Knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary of the Company or any ERISA Affiliate, any Company Benefit Plan, any such trust, or any trustee or administrator thereof, could be subject to either a civil penalty assessed pursuant to Section 409 or
Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or Section 4976 of the Code.

         (f) All contributions which the Company, any Subsidiary of the Company or an ERISA Affiliate are required to make with respect to each Company Benefit Plan have been made or properly accrued on the Company's consolidated balance sheet in accordance with Financial Accounting Standards Board Statement No. 87. With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company, any Subsidiary of the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Company Benefit Plan that would increase materially the expense of maintaining such

Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

         (g) No Company Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA. With respect to any Company Benefit Plan that is a multiemployer pension plan, (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) to the Knowledge of the Company, no event has occurred that presents a material risk of a partial withdrawal, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and (iv) to the Knowledge of the Company, no circumstances exist that present a material risk that any such plan will go into reorganization. There would be no aggregate withdrawal liability of the Company and its ERISA Affiliates if a complete withdrawal by the Company and the ERISA Affiliates had occurred on the date hereof.

         (h) Each Company Benefit Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

         (i) Each Company Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified and the trusts maintained thereunder are exempt from taxation under
Section 501(a) of the Code, and such letter takes into account all plan mergers and/or amendments and any changes in applicable law requiring amendments to relevant Company Benefit Plans, except to the extent that the time for making such amendments has not yet expired. No event has occurred since the date of any such letter which could adversely affect such qualified or exempt status.


         (j) No Company Benefit Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

         (k) Except as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement (and/or any related event) will not (i) entitle any current or former employee, consultant, director or officer of the Company, any Subsidiary of the Company or any ERISA Affiliate to severance pay, or any other payment from the Company, any such Subsidiary or ERISA Affiliate, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant, director or officer, or (iii) require the Company, any Subsidiary of the Company or any ERISA Affiliate to fund or make any payments to any trust or other funding vehicle in respect of any Company Benefit Plan.

         (l) No amounts payable under the Company Benefit Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

         (m) There are no pending, or, to the Knowledge of the Company, threatened claims by, on behalf of or against any Company Benefit Plan, by any current or former employee (or beneficiary) covered under any such Company Benefit Plan, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

         (n) There are no outstanding stock options, stock appreciation rights, restricted stock or other awards relating to or based on the Company Common Stock.

         (o) Each Company Benefit Plan relating to employees not employed in the United States (i) is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents of such plan and (ii) is fully and properly funded in accordance with, and the assets thereof are held by a person authorized to hold such assets under, applicable Law and regulation and the governing documents of such plan.

         Section 6.12 Books and Records. The books of account, minute books, stock record books and other records of the Company and the Subsidiaries of the Company have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act. The Company has made available to Parent the complete minute books of the Company for all periods after December 31, 1994, and such minute books contain true and correct records of all corporate action taken by the shareholders, the Company Board of Directors and committees of the Company Board of Directors since December 31, 1994, and no meeting of any of such shareholders, the Company Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

         Section 6.13 Taxes. Except as explicitly disclosed in the Company SEC Reports filed prior to the date of this Agreement:

         (a) Tax Returns. The Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for federal income and other Taxes (as hereinafter defined) ("RETURNS") that are required to be filed by, or with respect to, the Company and such Subsidiaries on or prior to the Closing Date.

The Returns as filed were true, correct and complete and accurately reflect all liability for Taxes for the periods covered thereby. "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, and all deficiency assessments, additions to tax, penalties and interest with respect thereto and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify, any Person. The federal income tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1996.

         (b) Payment of Taxes. All Taxes and liabilities for Taxes of the Company and its Subsidiaries that have become due and payable have been timely paid or fully provided for as a liability on the Financial Statements of the Company and its Subsidiaries (or in the notes thereto) in accordance with GAAP. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred liability for Taxes other than in the ordinary course of business.

         (c) Other Tax Matters. No deficiencies for any Taxes have been asserted or assessed against the Company or any of its Subsidiaries, which are not fully reserved for or which are not being contested in good faith by appropriate proceedings. No Governmental Authority is presently conducting a tax audit or investigation with respect to the Company or any of its Subsidiaries, or has asked in writing for an extension or waiver of an applicable statute of limitations. With respect to Taxes or any Return, no power of attorney has been executed by the Company or any of its Subsidiaries. To the Company's Knowledge, there is no dispute or claim concerning any liability for Taxes of the Company or any Company Subsidiary either claimed or raised by any taxing authority in writing.

         (d) Neither the Company nor any of its Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

         (e) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (f) There are no Tax sharing, allocation, indemnification or similar agreements (in writing) in effect as between the Company, any of its Subsidiaries, or any predecessor or Affiliate of any of them and any other party under which the Company (or any of its Subsidiaries) could be liable for any Taxes of any party other than the Company or any Subsidiary of the Company.

         (g) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of
Section 280G of the Code.

         (h) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

         (i) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

         (j) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due or for which adequate reserves have been established in accordance with GAAP.

         (k) No unresolved claim has been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

         Section 6.14 Intellectual Property. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use in the manner currently used, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, and the consummation of the transactions contemplated hereby will not alter or impair such ability in any respect. No claims are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the

Knowledge of the Company, no person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right.

         Section 6.15 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The estimated professional fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other transactions contemplated hereby (including the fees of Lehman Brothers Inc. and the fees of the Company's legal counsel) are set forth in Section 6.15 of the Company Disclosure Schedule. The Company has furnished to Parent a true, complete and correct description of the financial details of all agreements between the Company and Lehman Brothers Inc. relating to the Offer, the Merger and the other transactions contemplated hereby.

         Section 6.16 Environmental Matters. Except as explicitly disclosed in the Company SEC Reports filed prior to the date of this Agreement:

                  (a)(i) The Company and each of its Subsidiaries are, and have been for the six years prior to the date of this Agreement, and each of the Company's former Subsidiaries, while a Subsidiary of the Company, was, for the six years prior to the date of this Agreement, in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Section 6.16 of the Company Disclosure Schedule identifies
         (x) all categories of Permits and other governmental authorizations pursuant to applicable Environmental Laws currently held by the Company and each of its Subsidiaries and (y) those particular Permits and other governmental authorizations pursuant to applicable Environmental Laws currently held by the Company and each of its Subsidiaries of which the Company's Vice President - Environmental Affairs actually has knowledge (which, for purposes of this sentence is not intended to include "deemed knowledge" as provided in the definition of Knowledge) as of the date of this Agreement;

                  (ii) There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

                  (iii) To the Knowledge of the Company, there are no past, present or future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material, which would reasonably be expected to form the basis of any Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

                  (iv) Except for leases entered into in the ordinary course of business and as to which no written notice of a claim for indemnity or reimbursement has been received by the Company, neither the Company nor any of its Subsidiaries has entered into any agreement that requires it to pay to, reimburse, guarantee, pledge, defend, indemnify, or hold harmless any Person for or against any Environmental Claim.

                  (v) Neither the Company nor any of its Subsidiaries has, and to the Knowledge of Company, no other person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release or threatened Release of any such substances).

                  (vi) The Company has delivered or otherwise made available for inspection to Purchaser true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or regarding the Company or any of its Subsidiaries' compliance with applicable Environmental Laws.

         (b) For purposes of this Section 6.16, the following terms shall have the following meanings:

         "CLEANUP" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

         "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by the Seller, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

         "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         Section 6.17 State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger and this Agreement and, assuming the accuracy of Parent's and Purchaser's representations in Section 7.6, such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby the provisions of
Section 133 of the LBCL, Article IX of the Company's Articles of Incorporation and Article VIII of the Company's By-Laws. Prior to the approval of this Agreement by the Board of Directors of the Company and the execution and delivery of this Agreement by the Company, (a) the Board of Directors of the Company approved and adopted, and the Company has taken all action necessary to effectuate, an amendment of the Company's By-Laws in the form set forth in Section 6.17 of the Company Disclosure Schedule (the "BY-LAW AMENDMENT") and (b) the By-Law Amendment became and remains effective. Neither the Board of Directors of the Company nor the Company has taken any action or adopted any resolution that is inconsistent with the By- Law Amendment. As a result of the By-Law Amendment, the provisions of Sections 135-140 of the LBCL are inapplicable to the Offer, the Merger and this Agreement. No other "fair price," "moratorium," "control share," "business combination," "affiliate transaction," or other anti-takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby.

         Section 6.18 Voting Requirements; Board Approval. (a) The affirmative vote of the holders of the greater of (i) two-thirds of the shares of Company Common Stock present at the Company Shareholders Meeting and (ii) a majority of the outstanding shares of the Company Common Stock approving this Agreement, in each case with the Company Common Stock voting as one class, with each share having one vote, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

         (b) The Board of Directors of the Company has, as of the date of this Agreement, (i) unanimously determined that the Offer and the Merger are fair to the Company's shareholders, and are in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the shareholders of the Company approve and adopt this Agreement, the Offer and the Merger.

         Section 6.19 Opinion of Financial Advisor. The Company has received the oral opinion of Lehman Brothers Inc. (to be promptly confirmed in writing) to the effect that, as of the date of this Agreement, the consideration to be paid in the Offer and the Merger is fair to the holders of shares of the Company Common Stock (other than Parent or any of its Affiliates) from a financial point of view, and a true, complete and correct copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Lehman Brothers Inc. to permit the inclusion of such opinion in its entirety in the Schedule TO and the Offer Documents and the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Lehman Brothers Inc. and its counsel.

         Section 6.20 Contracts. (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is an employment agreement,
(ii) which, upon the consummation of the Offer or the Merger, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, Purchaser, the Company or the Surviving Corporation or any of their respective Subsidiaries to any officer, director, consultant or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports, (iv) which contains any material prohibition on the conduct of any business or line of business, or any material limitation on the scope of business that may be conducted, by the Company of any of its Subsidiaries, including geographic limitations on the Company's or any of its Subsidiaries' activities or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 6.20(a), whether or not set forth in Section 6.20(a) of the Company Disclosure Schedule, is referred to herein as a "MATERIAL CONTRACT." The Company has previously made available to Parent true, complete and correct copies of each Material Contract.

         (b) (i) Each Material Contract is valid and binding and in full force and effect, (ii) no default exists on the part of the Company or any of its Subsidiaries under any such Material Contract and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Material Contract and (iii) to the Knowledge of the Company, no other party to such Material Contract is in default in any respect thereunder.

         Section 6.21 Plant and Equipment. To the Knowledge of the Company, the plants, structures and equipment necessary for the continued operation of any material facility of the Company or any of its Subsidiaries are structurally sound with no defects and are in good operating condition and repair. None of such plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, which in nature and cost are consistent with past practice.

         Section 6.22 Labor and Employment Matters.

         (a) To the Company's Knowledge, no key employee (which shall mean the executive officers of the Company and its Subsidiaries and each employee of the Company or any of its Subsidiaries who serves as a plant manager or any position of equal or greater significance to the Company and its Subsidiaries) or group of employees has any plans to terminate their employment with the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or otherwise.

         (b) Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or any other agreements with a labor union.

         (c) To the Company's Knowledge in the last four years there has been no labor union prior to the date hereof organizing any employees of the Company or any of its Subsidiaries not already so organized into one or more collective bargaining units and neither the Company nor any of its Subsidiaries has received notice that any representation petition respecting the employees of the Company or any of its Subsidiaries has been filed with the National Labor Relations Board (the "NLRB").

         (d) There is not now, and there has not been in the last three years any actual or threatened labor dispute, strike, slowdown or work stoppage which affects the business of the Company or any of its Subsidiaries, or which interferes with their continued operations.

         (e) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, employees, agents or representatives thereof, have in the last three years committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Company's Knowledge, threatened charge or complaint against the Company or any of its Subsidiaries by or with the NLRB or any representative thereof.

         (f) To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours.

         (g) Neither the Company nor any of its Subsidiaries has received written notice of any investigation, charge or complaint against the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission or any other federal or state government agency or court or other tribunal regarding an unlawful employment practice.

         (h) There are no complaints, lawsuits, arbitrations or other proceedings pending, or to the Company's Knowledge, threatened by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment.

         (i) The Company and each of its Subsidiaries is, and for the last four years has, to the Knowledge of the Company, been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or similar state statute and none of the Company's or its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) since 90 days prior to the date of this Agreement, and no such employees will suffer such an employment loss 90 days prior to the Closing.

         Section 6.23 Rights Agreement. Assuming the accuracy of Parent's representation set forth in Section 7.6, the Company has taken all action which may be necessary under the Rights Agreement, so that (a) the execution of this Agreement and any amendments thereto by the parties hereto and the consummation of the transactions hereunder shall not cause (i) Parent and/or Purchaser to become an Acquiring Person (as defined in the Rights Agreement) or (ii) a Distribution Date, a Stock Acquisition Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur, irrespective of the number of shares of Company Common Stock acquired pursuant to the Offer, and (b) the Rights (as defined in the Rights Agreement) shall expire upon the acceptance of shares of Company Common Stock for payment pursuant to the Offer.

                                   ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Except as set forth in the Parent Disclosure Schedule, each of Parent and Purchaser represents and warrants to, and covenants and agrees with, the Company as set forth in this Article VII. Each exception set forth in the Parent Disclosure Schedule and each other response to this Agreement set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement, provided, however, that any such exception or response made with reference to one or more Sections of this Agreement shall be deemed to be made with respect to each other Section of this Agreement to which such exception or response is relevant provided that such relevance is reasonably apparent based on the information set forth in the Parent Disclosure Schedule.

         Section 7.1 Due Organization; Good Standing. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         Section 7.2 Authorization and Validity of Agreement. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Purchaser, and the consummation by each such party of the transactions contemplated hereby, have been duly authorized and approved by the respective Board of Directors of Parent and Purchaser and by the sole shareholder of Purchaser and no other corporate action on the part of either of Parent or Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation of the transactions contemplated hereby other than filing the Certificate of Merger. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, this Agreement is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

         Section 7.3 Consents and Approvals; No Violations. Assuming (i) the filings required under the HSR Act are made and the waiting periods thereunder (if applicable) have been terminated or expired, (ii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications which must or may be effected in countries having jurisdiction are made and any waiting periods thereunder have been terminated or expired, (iii) the applicable requirements of the Exchange Act are met, (iv) the requirements under any applicable foreign or state securities or blue sky laws are met, (v) the MARAD Consent and (vi) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the LBCL and the DGCL are made, the execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby and the performance of each of Parent and Purchaser of its obligations hereunder do not and will not: (A) violate or conflict with any provision of the governing documents of Parent, Purchaser or any of their respective Subsidiaries; (B) violate or conflict with any Laws or Orders of any Governmental Authority or any Permit applicable to Parent, Purchaser or any of their respective Subsidiaries or by which any of their respective properties or assets may be bound; (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent, Purchaser or any of their respective Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a benefit under, any of the terms, conditions or provisions of any Contracts to which Parent, Purchaser or any of their respective Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound.

         Section 7.4 Information to Be Supplied. (a) Each of the Schedule TO and the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form, in all material respects, with the requirements of the Exchange Act and will not, on the date of its filing, and none of the information supplied or to be supplied by Parent or Purchaser expressly for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement will, in the case of the Schedule 14D-9, at the time the
Schedule 14D-9 is filed with the SEC and first published, sent or given to the Company's shareholders or, in the case of the Proxy Statement on the dates the Proxy Statement is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (b) Notwithstanding the foregoing provisions of this Section 7.4, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Schedule TO, the Offer Documents, the Schedule 14D-9 or Proxy Statement based on information supplied by the Company expressly for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.6.

         Section 7.5 Broker's or Finder's Fee. Except for Salomon Smith Barney Inc. (whose fees and expenses will be paid by Parent or Purchaser), no agent, broker, Person or firm acting on behalf of Parent or Purchaser is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

         Section 7.6 Ownership of Capital Stock. Neither Parent, Purchaser nor any of their respective Subsidiaries beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company, other than as contemplated by this Agreement. As of the date of this Agreement, none of Purchaser, Parent or any Affiliate of Parent is an "interested shareholder" of the Company, as such term is defined in Section 132 of the LBCL. As of the date of this Agreement, none of Parent, Purchaser or any Affiliate of Parent is an "Acquiring Person", as such term is defined in the Rights Agreement.

         Section 7.7 No Prior Activities. Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has no Subsidiaries and has undertaken no business or activities other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Purchaser are issued and outstanding, are duly authorized, validly issued, fully paid and nonassessable.

         Section 7.8 Sufficient Funds. Either Parent or Purchaser has available, or has made arrangements to obtain through commitment letters (copies of which have heretofore been provided to the Company) from financial institutions (the "COMMITMENT LETTERS") to borrow sufficient funds to purchase all of the shares of Company Common Stock outstanding on a fully diluted basis at the Offer Price, to retire all outstanding indebtedness of the Company and its Subsidiaries and to pay all fees and expenses related to the transactions contemplated by this Agreement (collectively, "SUFFICIENT FUNDS"). Notwithstanding any conditions or other provisions of the Commitment Letters, such funds will be available either pursuant to the Commitment Letters or from other sources at the times required under this Agreement.

                                  ARTICLE VIII

                                    COVENANTS

         Section 8.1 Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 10.1 hereof, the Company shall, and shall cause its Subsidiaries to, upon reasonable notice, afford Parent, and Parent's counsel, accountants, consultants, financing sources and other authorized representatives, access during normal business hours to its and the Company's Subsidiaries' executive officers, properties, books and records in order that they may have the opportunity to make such investigations as they shall reasonably deem necessary of the Company's and its Subsidiaries' affairs; such investigation shall not, however, affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Parent and Purchaser (x) a copy of each form, report, schedule, statement, registration statement and other document filed by it during such period pursuant to the requirements of federal, state or foreign securities laws and (y) all other information concerning the Company's or its Subsidiaries' business, properties and personnel as Parent or Purchaser may reasonably request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent or Purchaser shall from time to time reasonably request. Parent and Purchaser shall make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests made hereunder. The foregoing provisions of this Section 8.1 shall not require the Company or any of its Subsidiaries to disclose any information the disclosure of which in the reasonable good faith judgment of the Company after consultation with outside counsel would (i) violate any applicable antitrust or competition law or (ii) violate the contractual obligation of the Company or its Subsidiary to any third party to maintain the confidentiality of such information; provided, however, that with respect to any information covered by this clause (ii), the Company shall use reasonable best efforts to obtain the consent of any such third party to such disclosure; provided, further, however that this clause (ii) shall not limit or restrict any obligation of the Company to disclose information to Parent pursuant to Section 8.5 or Section 10.1(c)(i). All information exchanged pursuant this Section 8.1 shall be subject to the Confidentiality Agreement.

         Section 8.2 Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent, and except as set forth in
Section 8.2 of the Company Disclosure Schedule, during the period commencing on the date hereof until the Effective Time:

         (a) The Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with those Persons having significant business relationships with them;

         (b) Neither the Company nor any of its Subsidiaries shall:

                  (1) make any change in or amendment to its certificate or articles of incorporation or its by-laws or similar organizational documents;

                  (2) issue or sell, or authorize to issue or sell, any shares of its capital stock, Voting Debt or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock, Voting Debt or any other securities, or make any other changes in its capital structure, other than (A) the issuance of Company Common Stock upon the exercise of Stock Options which are outstanding on the date hereof, in accordance with their present terms; and (B) subject to (x) the continued accuracy of Section 6.23 and (y) compliance with Section 8.10, dividends of rights pursuant to a Permitted Replacement Rights Plan;

                  (3) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than (A) normal quarterly cash dividends not in excess of $0.15 per share declared and paid in accordance with the Company's past dividend policy, including as to the timing of the declaration, record and payment dates, provided that no such cash dividends shall be declared after the consummation of the Offer, or (B) dividends payable by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company and (C) pro-rata distributions in the ordinary course of business consistent with past practice by Kosmos Cement Company, a partnership (the "PARTNERSHIP"), to its partners;

                  (4) incur any capital expenditures or any obligations or liabilities in respect thereof, except (A) with respect to expansion projects, for expenditures for such projects which are consistent in amount and scope with the 2000 Capital Budget and the 2001 Capital Spending Forecast set forth in Section 8.2(b) of the Company Disclosure Schedule (provided that any such expenditure included in the 2000 Capital Budget that is not made prior to January 1, 2001 may be made on or after January 1, 2001 provided that it is consistent in amount and scope with the 2000 Capital Budget), (B) those required for maintenance and replacement in the ordinary course of business not to exceed (x) during the period from the date of this Agreement to December 31, 2000, the amounts provided for matters other than expansion projects in the 2000 Capital Budget which have not been spent as of the date of this Agreement, and (y) $23.5 million following December 31, 2000, or (C) those required for maintenance and replacement in the ordinary course of business in excess of the amounts permitted by clause (B) but not to exceed in the case of this clause (C) $3,600,000 in the aggregate after the date of this Agreement;

                  (5) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including any of the Company's Subsidiaries) or
         (B) any assets, including real estate, except (x) purchases of inventory, equipment or other non-material assets in the ordinary course of business consistent with past practice or (y) expenditures consistent with the Company's Capital Budget;

                  (6) (A) except in the ordinary course of business consistent with past practice and except to the extent required under existing Company Benefit Plans as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing severance plans or (B) enter into (x) any employment or consulting agreement or arrangement with any present or former director or officer of the Company or any of its Subsidiaries, or any employment or consulting agreement with any other employee of the Company or any of its Subsidiaries or (y) any severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, except that the Company or its Subsidiaries may enter into a severance agreement or arrangement consistent with past practice where the Company and its Subsidiaries would not have any obligation or liability for the payment of any amount in excess of U.S.$50,000 in any individual case or U.S.$250,000 in the aggregate; or (C) hire or agree to hire, or enter into any employment agreement or arrangement with, any new or additional employee or officer (x) having an annual base salary of U.S.$100,000 or more and (y) in the case of any new or additional officer (or employee performing similar functions), if the aggregate annual salaries of all such new officers and employees performing similar functions would exceed U.S.$500,000;

                  (7) except as required to comply with applicable law or expressly provided in this Agreement, (A) adopt, enter into, terminate or amend any Company Benefit Plan, collective bargaining agreement or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (B) pay any benefit not provided for under any Company Benefit Plan, accelerate the payment, right of payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits, (C) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plans or agreements or awards made thereunder) or
         (D) except as required by the current terms thereof take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan;

                  (8) transfer, lease (as lessor), license, sell, mortgage, pledge, dispose of, encumber or subject to any Lien, any assets, other than in the ordinary course of business and consistent with past practice and except (x) as provided for in Section 8.11 and (y) for the disposition in the ordinary course of business of dormant real property;

                  (9) except as required by applicable law or GAAP, make any change in its methods of accounting;

                  (10) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger), except as provided for in Section 8.5;

                  (11) (A) incur or assume any long-term debt (other than under existing revolving credit facilities, as may be amended as contemplated hereby), or except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness; (B) incur or modify any material indebtedness or other liability; (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations or indebtedness of any other Person (other than any wholly owned direct or indirect Subsidiary and other than the Partnership (in the ordinary course of business and consistent with past practice)), except in the ordinary course of business and consistent with past practice and except for guarantees by Subsidiaries of the Company of indebtedness permitted under the preceding clause (A); (D) make any loans, advances or capital contributions to, or investments in, any other Person (other than in or to wholly owned Subsidiaries of the Company or the Partnership (in the ordinary course of business and consistent with past practice), or by wholly owned Subsidiaries to the Company, or customary loans or advances to employees in accordance with past practice); (E) settle any claims against the Company or any of its Subsidiaries (x) outside the ordinary course of business consistent with past practice or (y) where the amounts payable by the Company and its Subsidiaries would exceed U.S.$1.0 million, in each such case, without admission of liability; or (F) enter into any material commitment or transaction other than in the ordinary course of business;

                  (12) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements;

                  (13) enter into any agreement, understanding or commitment that contains any material prohibition on the conduct of any business or line of business, or any material limitation on the scope of business that may be conducted, by the Company or any of its Subsidiaries, including geographic limitations on the Company's or any of its Subsidiaries' activities;

                  (14) (A) announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries; provided, however, that routine employee terminations for cause shall not be considered subject to this clause (14) or (B) terminate the employment of any officer of the Company other than for cause or agree that any voluntary termination of employment by an officer of the Company occurring prior to the Effective Time shall be treated as having been with "good reason";

                  (15) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Certificate or Articles of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Company acquired by Purchaser in the Offer or, except with respect to the exercise of Stock Options issued and outstanding on the date of this Agreement, permit any shareholder to acquire securities of the Company on a basis not available to Parent or Purchaser in the event that Parent or Purchaser were to acquire any additional shares of the Company Common Stock (subject to the Company's right to take action specifically permitted by Section 8.5 prior to the consummation of the Offer); provided, however, that prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Company may adopt a Permitted Replacement Rights Plan to replace the existing Rights Agreement and authorize sufficient shares of Company Preferred Stock issuable thereunder, provided that the record date for the dividend of the rights under any such Permitted Replacement Rights Plan shall not occur before March 1, 2001;

                  (16) terminate or materially modify or amend any Material Contract to which it is a party or waive or assign any of its material rights or claims except in the ordinary course of business consistent with past practice;

                  (17) other than consistent with past practice or as required by a change in Law or required by Law because of a change in facts, make any tax election or enter into any settlement or compromise of any liability for Taxes that in either case is material;

                  (18) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, other than pursuant to an expiration in accordance with its terms, unless a new policy with substantially similar coverage is in effect as of the date of such cancellation or termination, except policies providing coverage for losses not in excess of U.S.$250,000; or

                  (19) agree or commit, in writing or otherwise, to take any of the foregoing actions.

For purposes of this Section 8.2(b) (other than Section 8.2(b)(13)), references to "material" (but not "materially") mean material to the Company and its Subsidiaries, taken as a whole.

         (c) The Company (i) shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in (A) any of the conditions to the Offer set forth in Article IX or Annex I not being satisfied (subject to the Company's right to take action specifically permitted by Section 8.5) or (B) a Company Material Adverse Effect and (ii) shall not knowingly take, or permit any of its Subsidiaries to take, any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement becoming untrue in any respect.

         Section 8.3 Company Shareholder Meeting; Preparation of Proxy Statement. Subject to Section 2.4, as promptly as practicable following the acceptance for payment and purchase of shares by Company Common Stock by Purchaser pursuant to the Offer and the expiration of the Offer, if required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

         (b) prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by the Exchange Act and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "PROXY STATEMENT"), to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel;

         (c) include in the Proxy Statement the recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of approval of the Merger and adoption of this Agreement; and

         (d) use reasonable best efforts to solicit from its shareholders proxies, and to take all other action necessary and advisable, to secure the vote of shareholders required by applicable law and the Company's Articles of Incorporation or By-Laws to obtain the approval for this Agreement and the Merger.

         Section 8.4 Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by this Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Authority and the making of all necessary registrations and filings (including filings with any Governmental Authority, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that no loan agreement or contract for borrowed money entered into by the Company or any of its Subsidiaries shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent (which approval shall not be unreasonably withheld). Nothing contained in this Section 8.4(a) shall prohibit the Company and its Subsidiaries from taking any action permitted by Section 8.5 or from terminating this Agreement pursuant to Section 10.1. In addition to the obligations set forth above, the Company shall cooperate with Parent's reasonable requests in connection with Parent's efforts to finalize the financing, on terms reasonably satisfactory to Parent, necessary to provide Parent and Purchaser with sufficient funds to purchase at the Offer Price all of the shares of Company Common Stock outstanding on a fully diluted basis, including the Company's providing financial statements and financial and other business information reasonably required to be disclosed by Parent in connection therewith.

         (b) The Company shall give prompt notice to Parent of (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or incorrect, subject to the standard established in Section 5.2 where applicable (including its receiving

Knowledge of any fact, event or circumstance which may cause any representation qualified as to its Knowledge to be or become untrue or incorrect, subject to the standard established in Section 5.2 where applicable ) in any respect that would cause the condition to the Offer set forth in paragraph (c)(2) of Annex I hereto to fail to be satisfied; or (ii) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Company or the conditions to the obligations of the parties under this Agreement. The Company acknowledges that if after the date of this Agreement the Company receives Knowledge of any fact, event or circumstance that would cause any representation or warranty that is conditioned as to the Knowledge of the Company to be or become untrue or incorrect (subject to the standard established in Section 5.2, where applicable, and (in the case of representations or warranties not subject to such standard), subject to such representation or warranty becoming untrue or incorrect in any material respect), the receipt of such knowledge shall mean that such representation or warranty shall be deemed to have become untrue or incorrect as of the date of such receipt.

         (c) Parent shall give prompt notice to the Company of (i) any representation or warranty made by Parent contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by Parent or Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of Parent or Purchaser or the conditions to the obligations of the parties under this Agreement.

         Section 8.5 No Solicitation. (a) The Company shall, and shall use its reasonable best efforts to cause its Affiliates, officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents to, immediately cease any existing activities, discussions or negotiations conducted with any parties other than Parent or Purchaser with respect to any Takeover Proposal (as defined below). The Company shall not, nor shall it authorize or permit any of its Affiliates to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor, representative or agent of it or any of its Affiliates, to (i) directly or indirectly solicit, facilitate, initiate or encourage the making or submission of, any Takeover Proposal (including, without limitation, the taking of any action which would make Section 133 of the LBCL inapplicable to a Takeover Proposal), (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon or terminate this Agreement or to fail to consummate the Merger or any other transaction contemplated by this Agreement,
(iii) initiate or participate in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal, or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities (other than to permit the Company to receive a Takeover Proposal that did not result from a breach of this Section 8.5(a)); provided that prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, in response to a Takeover Proposal that did not result from the breach of this Section 8.5 and following delivery to Parent of notice of the Takeover Proposal in compliance with its obligations under Section 8.5(d) hereof, the Company may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality/standstill agreement with customary terms as reasonably determined in good faith by the Company after consultation with outside counsel; provided that each such agreement is at least as limiting as any such agreement between Parent and the Company) to any third party which has made a bona fide written Takeover Proposal if (A) the Company's Board of Directors reasonably determines in good faith (after consultation with its financial advisor) that taking such action would be reasonably likely to lead to the delivery to the Company of a Superior Proposal and (B) the Company's Board of Directors determines in good faith (after consultation with outside legal counsel) that it is necessary to take such actions in order to comply with its fiduciary duties under applicable law. Without limiting the foregoing, the Company agrees that any violation of the restrictions set forth in this Section 8.5(a) directly or indirectly by any of its, or any of its Subsidiaries', officers, Affiliates or directors or any advisor, representative, consultant or agent retained by the Company or any of its Subsidiaries or Affiliates in connection with the transactions contemplated hereby, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, shall constitute a breach of this Section 8.5(a) by the Company. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the prior sentence of the obligations undertaken in this
Section 8.5. For purposes of this Section 8.5, a Person shall be deemed to have facilitated or encouraged an action or result only if any act or omission by such Person (i) would reasonably be expected to facilitate or encourage such action or result or (ii) was intended by such Person to facilitate or encourage such action or result.

         For purposes of this Agreement, "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the assets of the Company or any of its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries or
(iii) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction of the Company or any of its Subsidiaries other than the Offer or the Merger and except for any transaction contemplated by Section 8.11;

and "SUPERIOR PROPOSAL" means a bona fide written Takeover Proposal made by a third party to purchase all of the outstanding equity securities of the Company pursuant to a tender offer, exchange offer, merger or other business combination
(x) on terms which the Company's Board of Directors determines in good faith to be superior to the Company and its shareholders (other than Parent, Purchaser and their respective Affiliates), in their capacity as shareholders, from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror and the financial capacity of the offeror to consummate the transaction) as compared to the transactions contemplated hereby and any alternative proposed by Parent or Purchaser in accordance with Section 10.1(c) hereof, such determination having been made only after consultation with the Company's financial advisor, (y) which is reasonably capable of being consummated and (z) for which financing is committed, and which financing is no more conditional than Parent's financing at that time (taking into account whether any of the conditions to Parent's financing shall have been satisfied at that time).

         (b) The Company agrees that, except as set forth in Section 8.5(c), neither its Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Company's Board of Directors of the Offer, the Merger or this Agreement, unless the Board of Directors of the Company shall have determined in good faith, after consultation with its outside counsel, that such withdrawal or modification is necessary in order to satisfy its fiduciary duties to the Company's shareholders under applicable law, (ii) approve or recommend, or, in the case of a committee, propose publicly to the Board of Directors to approve or recommend, any Takeover Proposal or (iii) approve, recommend or cause it to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Takeover Proposal. For purposes of this clause (b), if any such board or committee proposal is publicly disclosed, regardless of the source of, or the circumstances surrounding, the disclosure, such board or committee proposal shall be deemed to have been made publicly.

         (c) Notwithstanding anything to the contrary herein, prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Company and/or its Board of Directors may take the actions otherwise prohibited by Sections 8.5(a) and 8.5(b) if (i) a third party makes a Superior Proposal, (ii) the Company complies with its obligations under Section 8.5(d),
(iii) all of the conditions to the Company's right to terminate this Agreement in accordance with Section 10.1(c) hereof have been satisfied (including expiration of the five business day period described therein (or such shorter period as may be provided therein) and the payment of all amounts required pursuant to Section 10.3 hereof) and (iv) simultaneously therewith, this Agreement is terminated in accordance with Section 10.1(c)(i) hereof.

         (d) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 8.5, promptly after (but in no event more than 24 hours after) receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal, and the material terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations, and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company provided to any other Person or group in connection with any Takeover Proposal which was not previously provided to Parent.

         (e) Parent and Purchaser agree that nothing contained in this Section
8.5 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any tender offer or from making any required disclosure to the Company's shareholders if, in the reasonable good faith judgment of the Company's Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its disclosure obligations under applicable Law.

         Section 8.6 Antitrust Laws. (a) Each party hereto shall (i) take promptly (but in no event later than 10 days following the date of this Agreement as to initial filings) all actions necessary to make the filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

         (b) Each party hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law; provided, however, that the Company shall not, without the prior written consent of Parent, commit to any divestiture transaction and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent, materially limits its ability to conduct the business or its ability to retain, the Company or any of its affiliates or any material portion of the assets of the Company.

         (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Authority regarding any of the transactions contemplated hereby.

         (d) For purposes of this Agreement, (i) "ANTITRUST AUTHORITIES" means the Federal Trade Commission, the Antitrust Division of the Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws and (ii) "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         Section 8.7 Indemnification; Directors' and Officers' Insurance.
(a) Parent, Purchaser and the Surviving Corporation agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") for acts or omissions of such Persons occurring at or prior to the Effective Time, as provided in the Company's Articles of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents of any of the Subsidiaries or the terms of any individual indemnity agreement or other arrangement with any director or executive officer, which agreement or arrangement is listed in Section 8.7 of the Company Disclosure Schedule, in each case as in effect as of the date of this Agreement, shall survive the Merger and shall continue in full force and effect for six years after the Effective Time (without modification or amendment, except as required by applicable law) in accordance with their terms, to the fullest extent permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation, and the Surviving Corporation shall also advance fees and expenses (including reasonable attorney's fees) as incurred to the fullest extent permitted under applicable Law upon receipt of any undertaking required by applicable Law.

         (b) Purchaser shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Purchaser may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall Purchaser or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 8.7 any amount per annum in excess of 200% of the amount currently expended by the Company (the "MAXIMUM PREMIUM"), which annual amount currently expended is $492,500. In the event the payment of the Maximum Premium for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, Purchaser or the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated; provided, however, if such insurance coverage cannot be obtained at all, the Surviving Corporation shall purchase coverage for all available extended reporting periods with respect to pre-existing insurance in an amount which, together with all other insurance purchased pursuant to this Section 8.7(b), does not exceed the Maximum Premium. The provisions of this Section 8.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

         (c) Nothing in this Agreement is intended to, shall be construed to, or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any of their respective officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 8.7 is not prior to or in substitution for any such claims under such policies.

         Section 8.8 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by Law, court process or by obligations pursuant to any listing agreement with a national securities exchange, or as may be permitted pursuant to Section 8.5.

         Section 8.9 Option to Acquire Additional Shares. (a) The Company hereby grants to Purchaser an irrevocable option (the "OPTION") to purchase up to that number of newly issued shares of Company Common Stock (the "OPTION SHARES") equal to the number of shares of Company Common Stock that, when added to the number shares of Company Common Stock owned by Parent, Purchaser and its Affiliates immediately following consummation of the Offer, shall constitute one share more than 90% of the shares of Common Company Stock then outstanding on a fully diluted basis (after giving effect to the issuance of the Option Shares) for a consideration per Option Share equal to the Offer Price.

         (b) Such Option shall be exercisable only within 5 business days following the purchase of and payment for shares of Company Common Stock pursuant to the Offer by Parent or Purchaser as a result of which Parent and its Affiliates own beneficially at least 80% of the outstanding shares of Company Common Stock on a fully diluted basis. Such Option shall not be exercisable if (i) the number of shares of Company Common Stock subject thereto exceeds the number of authorized shares of Company Common Stock available for issuance, or (ii) the exercise of the Option would violate the applicable rules of the New York Stock Exchange applicable to the Company.

         (c) In the event Purchaser wishes to exercise the Option, Purchaser shall give the Company a one-day prior written notice of its exercise of the Option specifying the number of shares of Company Common Stock that are or will be beneficially owned by Parent, Purchaser and its Affiliates immediately following consummation of the Offer and a place and a time (which may be concurrent with the consummation of the Offer) for the closing of such purchase. The Company shall, as soon as practicable following receipt of the notice, deliver written notice to Purchaser specifying the number of Option Shares. At the closing of the purchase of the Option Shares, the portion of the purchase price owing upon exercise of such Option which equals the product of (x) the number of shares of Company Common Stock purchased pursuant to such Option multiplied by (y) the Offer Price shall be paid to the Company in cash by wire transfer or cashier's check.

         Section 8.10 Rights Agreement. Except as contemplated by this Agreement or approved in writing by Parent, the Company's Board of Directors shall not:
(a) amend the Rights Agreement, (b) redeem or exchange, or resolve to redeem or exchange, the Rights, (c) permit a "Distribution Date" to occur under the Rights Agreement, or (d) take any action except as provided in clause (c) with respect to, or make any determination under, the Rights Agreement, except, in each case, to the extent necessary to comply with the fiduciary obligations of the Company's Board of Directors, as determined by it in good faith after consultation with outside counsel.

         Section 8.11 Vessels Engaged in Coastwise Trade. (a) Prior to consummation of the Offer, the Company shall, and shall cause each of its Subsidiaries to, take all actions necessary to transfer to the Company any vessels engaged in the coastwise trade owned by such Subsidiaries, including the Southdown Conquest (Official Number 236823) and Steelton (Official Number 243587) (other than the Southdown Challenger (Official Number 202859)(the "SHIP")), to the Company, and shall obtain all consents, permits and licenses associated therewith, in each such case without incurring tax payments (other than those occasioned by termination of the capital construction fund) by the Company or any of its Subsidiaries or restrictions on operation of such vessels materially different than those restrictions in place as of the date hereof.

         (b) Prior to consummation of the Offer, the Company shall, and shall cause its Subsidiaries to (i)(A) sell or transfer the Ship to a citizen of the United States, which citizen is designated by Parent and entitled to register the Ship in unrestricted coastwise trade, and (B) enter into a leaseback or time charter agreement on terms approved by Parent (which approval shall not be unreasonably withheld) and in compliance with United States maritime law or (ii) subject to Parent's approval (which approval shall not be unreasonably withheld), make such other arrangements (which may include a sale, other transfer or disposal, lease or charter, including a transfer to a trust that is qualified under 46 U.S.C. Section 12102(d)(2)) and agreements with respect to the Ship as may be necessary to permit the purchase of shares of Company Common Stock by Purchaser pursuant to the Offer without contravention of the United States citizenship and other requirements of United States maritime law, without incurring tax payments (other than those occasioned by termination of the capital construction fund) by the Company or any of its Subsidiaries or restrictions on operation of such vessels materially different than those restrictions in place as of the date hereof.

         Section 8.12 Employee Benefits Plans. (a) From and after the Measurement Date, the Company and the Surviving Corporation, as the case may be, shall honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's written employment, severance and termination agreements, plans and policies existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in Section
8.12 of the Company Disclosure Schedule. Parent acknowledges and agrees that (i) consummation of the Offer would constitute a "Change in Control" (or the similar relevant defined term) for all purposes pursuant to those agreements and arrangements indicated on Section 8.12 of the Company Disclosure Schedule and
(ii) consummation of the Merger would constitute "good reason" under those agreements and arrangements indicated in Section 8.12(a)(ii) of the Company Disclosure Schedule.

         (b) For a period of not less than six months following the Measurement Date, Parent shall, unless the employees of the Company and its Subsidiaries at the Measurement Date (the "COMPANY EMPLOYEES") shall otherwise agree or different terms are negotiated with the relevant union representing such employees, cause the Surviving Corporation to provide to the Company Employees employee benefits that are, in the aggregate, no less favorable than those provided immediately prior to the Measurement Date to Company Employees; provided, however, that nothing contained in this Section 8.12 shall require Parent or Purchaser to continue or replace, or cause to be continued or replaced, any Company Stock Plan or other Company Benefit Plan after the Measurement Date.

         (c) Subject to compliance with Section 8.12(a), nothing contained in this Section 8.12 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any Company Employee or any change in the compensation or employee benefits available to any Company Employee or the amendment or termination of any particular Company Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Measurement Date.

         (d) For all purposes under any employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time, other than Parent's employee stock option plan (the "PARENT OPTION PLAN") (all such employee benefit plans, other than the Parent Option Plan, are hereinafter referred to as the "New Plans"), each such Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plans for purposes of (i) eligibility to participate and (ii) vesting, but in no event shall such service be taken into account in determining the accrual of benefits under any New Plan, including, but not limited to, a defined benefit plan. In addition, and without limiting the generality of the foregoing,
(x) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable benefit plan of the Company in which such employee participated immediately before the Effective Time and which plans were previously disclosed to Parent and (y) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions of such New Plan to be waived for such employee and his or her covered dependents (other than limitations or waiting periods that are already in effect with respect to such employees and dependents and that have not been satisfied as of the Effective Time), and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company Benefit Plan ending on the date such employee's participation in the corresponding New Plan begins, to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

         Section 8.13 Definitive Financing Agreements. Prior to the close of business on the earlier to occur of the expiration date of the Offer (as it may be extended by Purchaser as permitted by this Agreement) and 60 days following the date hereof (the "DELIVERY DATE"), Parent and Purchaser agree to (a) execute and deliver definitive financing agreements (the "DEFINITIVE FINANCING AGREEMENTS") (i) pursuant to which financial institutions agree to provide to Parent and/or Purchaser funds which, when taken together with cash otherwise available to Parent and/or Purchaser, will constitute Sufficient Funds to purchase shares of Company Common Stock accepted for payment pursuant to the Offer in accordance with its terms and (ii) with conditions to funding no more onerous in the aggregate to Parent and Purchaser than those


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
contemplated by the Commitment Letters and (b) deliver true, complete and correct copies of the Credit Agreements to the Company.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

         Section 9.1 Conditions to Obligations of Each Party. The obligations of the Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company, if required by applicable law, in order to consummate the Merger;

         (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Authority of competent jurisdiction shall prohibit the consummation of the Merger; and

         (c) Purchaser, Parent or any Affiliate of Parent shall have purchased shares of Company Common Stock pursuant to the Offer; provided, however, that neither Parent nor Purchaser shall be entitled to rely on the condition in this
Section 9.1 (c) if either of them shall have failed to purchase shares of Company Common Stock pursuant to the Offer in breach of their obligations under this Agreement.

         Section 9.2 Conditions to the Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) that the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, except for any action or inaction after the Measurement Date that would constitute a breach hereunder that is approved by a majority of Parent's designees to the Company's Board of Directors or is otherwise consented to by Parent; and

         (b) the Option Exercise Period shall have commenced and shall have been in effect for at least 30 consecutive days as of the day immediately prior to the Effective Time; provided, however, that (x) for purposes of this clause (b), the Option Exercise Period shall not be deemed to have commenced until any required notice thereof shall have been provided to participants (or their personal representatives) in accordance with the Company Stock Plans under which Stock

Options then remain unexercised and (y) this condition shall be satisfied prior to such time if each holder of a then-unexercised Stock Option shall have consented to the cancellation of such Stock Option at the Effective Time in exchange for the payment contemplated by Section 4.5(a), each such consent to be
(A) in form and substance reasonably acceptable to Parent and (B) in full force and effect as of the Effective Time.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder
Approval:

         (a) by mutual written consent of Parent and the Company (which, if required by Section 2.3(c), must be approved by the Independent Directors as provided therein); or



         (b) by Parent:

                  (i) if at any time prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Company has breached any representation or warranty, or prior to the Effective Time has breached any, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (c) of Annex I, (B) cannot be or has not been cured within 30 days after receipt of notice thereof by the Company or by the Termination Date, whichever is earlier, and (C) has not been waived by Parent pursuant to the provisions hereof (provided that Parent may not terminate this Agreement pursuant to this clause (i) if either Parent or Purchaser is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                  (ii) if at any time prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, (A) the Company, or its Board of Directors, as the case may be, shall have (w) entered into any agreement, other than a confidentiality/standstill agreement permitted under Section 8.5, with respect to any Takeover Proposal other than the Offer or the Merger, (x) amended, conditioned, qualified, withdrawn, modified or contradicted, or, in the case of a committee, publicly proposed to the Board of Directors, or resolved to do any of the foregoing, in a manner adverse to Parent or Purchaser, its approval and recommendation of the Offer, the Merger and this Agreement (regardless of whether such action was permitted under this Agreement), (y) approved or recommended, or, in the case of a committee, publicly proposed to the Board of Directors, to approve or recommend, any Takeover Proposal other than the Offer or the Merger, or (z) failed to reject any Takeover Proposal or amended Takeover Proposal within five business days following the public announcement of such Takeover Proposal or amendment (except that Parent may not terminate this Agreement pursuant to this clause (z) prior to the twentieth business day following commencement of the Offer), or (B) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing (it being understood and agreed that for purposes of this Section 10.1(b)(ii), if any board or committee proposal is publicly disclosed, regardless of the source of, or the circumstances surrounding, the disclosure, such board or committee proposal shall be deemed to have been made publicly); or

                  (iii) if the Company breaches in any material respect its obligations under Section 8.5 hereof;

         (c) by the Company,


                  (i) if at any time prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer (A) a Superior Proposal is received by the Company and (B) the Board of Directors of the Company reasonably determines in good faith (after consultation with outside counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with its fiduciary duties to the Company's shareholders under applicable law; provided that the Company may not terminate this Agreement pursuant to this Section 10.1(c)(i) unless and until (x) five business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (y) at the end of such five business day period the Takeover Proposal continues to constitute a Superior Proposal and the Board of Directors of the Company confirms its determination (after consultation with outside counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; and
         (z) (1) at or prior to such termination, Parent has received the Termination Fee set forth in Section 10.3 hereof by wire transfer in immediately available funds and (2) immediately following such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; provided, however, that, if the written notice contemplated in clause (x) above is given to

         Parent less than five business days, but more than two business days, prior to the then-scheduled expiration of the Offer, then the Company will be permitted to terminate this Agreement under this Section 10.1(c)(i) no earlier than 24 hours before such scheduled expiration if the Company has complied with all of the requirements of this Section 10.1(c)(i) (with the five business day period set forth in clauses (x) and (y) above being deemed to end when such 24-hour period begins for purposes of determining such compliance) unless, prior to the beginning of such 24- hour period, Purchaser shall have extended the Offer to a date that is at least five business days after the delivery of such notice to Parent, in which case the Company's right to terminate this Agreement pursuant to this Section 10.1(c)(i) shall be determined without regard to this proviso; provided, further, that it is understood and agreed that if the written notice contemplated in clause
         (x) above is given to Parent less than two business days prior to the then-scheduled expiration of the Offer, the Company's right to terminate this Agreement pursuant to this Section 10.1(c)(i) shall be subject to compliance with all of the requirements of this Section 10.1(c)(i), including the five business day period set forth in clauses
         (x) and (y) hereof without regard to the immediately preceding proviso; or

                  (ii) provided the Company is not in material breach of its obligations under this Agreement, if Parent or Purchaser shall have (x) failed to commence the Offer as provided in Section 2.1, (y) failed to pay for shares of Company Common Stock pursuant to the Offer in accordance with Section 2.1 hereof, or (z) breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after receipt of notice thereof by Parent or by the Termination Date, whichever is earlier; or

                  (iii) if Parent and Purchaser breach their obligation to execute and deliver with their financial institutions, and deliver to the Company copies of, the Credit Agreements on or prior to the Delivery Date; or

         (d) by either Parent or the Company:

                  (i) if the Offer has not been consummated on or before the Termination Date; provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or prior to the aforesaid date;

                  (ii) if, as a result of the failure of any of the conditions set forth in Annex I to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Purchaser having purchased any shares of Company Common Stock pursuant to the Offer; provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has resulted in the failure of such condition; or

                  (iii) if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Purchaser or their respective officers or directors (except as set forth in the Confidentiality Agreement, this Section
10.2 and Sections 10.3, 11.3, 11.4, 11.5, 11.8, 11.9, 11.11, 11.12, 11.13 and
11.14, which shall survive the termination); provided, however, that nothing contained in this Section 10.2 or in Section 10.3 shall relieve any party hereto from any liability for any breach of this Agreement.

         Section 10.3 Payment of Certain Fees. (a) If this Agreement is terminated by Parent in accordance with Section 10.1(b)(ii) or Section 10.1(b)(iii) or by the Company pursuant to Section 10.1(c)(i), then the Company shall pay to Parent in immediately available funds a termination fee in an amount equal to U.S.$80 million (the "TERMINATION FEE").

         (b) If (i) this Agreement is terminated by (A) Parent pursuant to
Section 10.1(b)(i), (B) Parent or the Company pursuant to Section 10.1(d)(i), or
(C) Parent or the Company pursuant to clause 10.1(d)(ii) and either the Minimum Condition or any of the conditions listed in Section (c) of Annex I to this Agreement shall fail to have been satisfied and (ii)(A) a Takeover Proposal has been made and publicly announced or communicated to the Company's shareholders after the date of this Agreement and prior to the effective date of such termination and (B) concurrently with or within 12 months of the date of such termination a Third Party Acquisition Event occurs, then the Company shall within one business day of the occurrence of such a Third Party Acquisition Event (including any revisions or amendments thereto), if any, pay to Parent the Termination Fee.

         "THIRD PARTY ACQUISITION EVENT" shall mean (i) the consummation of a Takeover Proposal involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted a Takeover Proposal or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

         (c) Any payment of the Termination Fee pursuant to this Section 10.3 shall be made within one business day after termination of this Agreement (or as otherwise expressly set forth in this Agreement) by wire transfer of immediately available funds. If the Company fails to pay to Parent the Termination Fee when due hereunder, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate for leading money center banks as published in The Wall Street Journal from the date such fee was required to be paid to the date it is paid.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Representations and Warranties. The respective representations and warranties of the Company, on the one hand, and Parent and Purchaser, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Purchaser shall be under any liability whatsoever with respect to any such representation or warranty. This Section 11.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

         Section 11.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company (or, if required by Section 2.3, the Independent Directors), Parent or Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the proviso of Section 11.6, waive compliance with any of the agreements or conditions contained herein by the other parties hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 11.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

         (a)      if to the Company, to it at:
                  Southdown, Inc.
                  1200 Smith Street, Suite 2400
                  Houston, Texas 77002
                  Telecopy: 713-653-6950
                  Attention:  Chief Legal Officer

         with a copy (which shall not constitute notice) to:

                  Bracewell & Patterson, L.L.P.
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002
                  Telecopy: 713-221-1212
                  Attention: Edgar J. Marston III and
                             R. Daniel Witschey, Jr.

         (b)      if to either Parent or Purchaser, to it at:

                  Cemex, S.A. de C.V.
                  Ave.  Constitucion 444 Pte.
                  Monterrey, Nuevo Leon, Mexico 64000
                  Telecopy: 011-528-328-3082
                  Attention: Chief Legal Officer

                  and

                  Cemex USA, Inc.
                  1 Riverway, Suite 2200
                  Houston, Texas 77056
                  Telecopy: 713-881-1165

                  Attention: Chief Legal Officer

         in each case, with a copy (which shall not constitute notice) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York  10036
                  Telecopy:  212-735-2000
                  Attention:  Randall H. Doud

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  1600 Smith Street, Suite 4400
                  Houston, Texas  77002
                  Telecopy: 713-655-5181
                  Attention:  Frank Ed Bayouth II

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

         Section 11.4 Entire Agreement. The Confidentiality Agreement and this Agreement and the schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

         Section 11.5 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Section 8.7 hereof, shall inure to the benefit of the Persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may assign and transfer its rights and obligations hereunder to any of its Affiliates, provided that such assignment shall not release Parent from its obligations hereunder, including those under Section 11.14. Except as provided in the immediately preceding sentence, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.6 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in all respects before the Effective Time (whether before or after the Company Shareholder Approval), by action taken by the respective Boards of Directors of Parent, Purchaser and the Company (or, if required by Section 2.3, the Independent Directors) or by the respective officers authorized by such Boards of Directors or the Independent Directors, as the case may be; provided, however, that after the Company Shareholder Approval, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval.

         Section 11.7 Further Actions. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations and fiduciary duties, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

         Section 11.8 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 28, 2000.

         Section 11.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (a) irrevocably and unconditionally consents to submit to the jurisdiction of any state court located in the County of New Castle, State of Delaware (a "State Court") or in the United States District Court for the District of Delaware (the "Federal Court") for the purpose of any action arising out of or based upon this Agreement or any of the transactions contemplated by this Agreement brought by any party hereto and for the recognition and enforcement of any judgment rendered in respect thereof, (b) waives, and agrees not to assert by way of motion, as a defense, or otherwise, in any such action, any claim that it is not subject to the personal jurisdiction of the above-named courts, that its assets or property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts and (c) agrees that it will not bring any action relating to this Agreement in any court other than a State Court or the Federal Court. Each of Parent, Purchaser and the Company irrevocably appoints CT Corporation System, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, as its agent for the sole purpose of receiving service of process or other legal summons in connection with any proceedings in the State of Delaware. If the appointment of the person mentioned in this Section 11.9 ceases to be effective, Parent, Purchaser and the Company each agrees that it will promptly appoint a further person in the State of Delaware to accept service of process on its behalf in the State of Delaware and so notify the other parties to this Agreement. Nothing contained in this Section
11.9 shall affect the right to serve process in any other manner permitted by law.

         Section 11.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Section 11.11 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflict of laws rules thereof), except to the extent that the LBCL is mandatorily applicable to the Merger.

         Section 11.12 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 11.13 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 11.14 Parent Guarantee. Parent hereby guarantees the due performance of any and all obligations and liabilities of Purchaser (or any assignee of Purchaser) under or arising out of this Agreement and the transactions contemplated hereby.

         Section 11.15 Time. Time is of the essence with respect to this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the date first above written.



                                CEMEX, S.A. de C.V.


                                By: /s/  Ramiro Villarreal
                                    --------------------------------------------
                                    Name:  Ramiro Villarreal
                                    Title: General Counsel


                                CENA ACQUISITION CORP.


                                By: /s/  Ramiro Villarreal
                                    --------------------------------------------
                                    Name:  Ramiro Villarreal
                                    Title: General Counsel


                                SOUTHDOWN, INC.


                                By: /s/ Clarence C. Comer
                                    --------------------------------------------
                                    Name:  Clarence C. Comer
                                    Title: President and Chief Executive Officer

                                                                         ANNEX I

                         CERTAIN CONDITIONS OF THE OFFER

         The capitalized terms used in this Annex I which are not defined herein shall have the meanings set forth in the Agreement to which this Annex I is attached, except that the term the "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is attached.

         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Purchaser's obligations to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate or amend the Offer in accordance with the Merger Agreement, if:

         (a) immediately prior to any scheduled or extended expiration date of the Offer:

                  (i) the Minimum Condition shall not have been satisfied;

                  (ii) the applicable waiting period under the HSR Act shall not have expired or been terminated;

                  (iii) the MARAD Consent or any of the Lender Consents shall not have been obtained;

                  (iv) all filings and consents required in connection with or under the Permits, the failure of which to make or obtain prior to the consummation of the Offer would reasonably be expected to have (x) an adverse effect on the continued operation following the Offer and the Merger of the Company's operations in all material respects as it is presently conducted or (y) a Company Material Adverse Effect, shall not have been obtained; or

                  (v) all consents necessary to the consummation of the Offer or the Merger including, without limitation, consents from parties to loans, contracts, leases or other agreements shall not have been obtained, other than (x) consents the failure to obtain which would not have, or be reasonably expected to have, a Company Material Adverse Effect, (y) consents in respect of Permits and (z) any necessary consents from lenders under the Company's debt agreements to waive any "change of control" defaults that may occur by reason of consummation of the Merger;

         (b) immediately prior to any scheduled or extended expiration date of the Offer, any of the following conditions exists:

                  (i) there shall have been any action threatened or taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign Federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which directly or indirectly (l) prohibits, or imposes any material limitations, other than limitations generally affecting the industries in which the Company and Parent and their respective Subsidiaries conduct their business, on, Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries) of all or a material portion of the Company's and its Subsidiaries' businesses or assets as a whole, or compels Parent or Purchaser or their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Parent in each case taken as a whole, (2) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of shares of Company Common Stock or the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement, (3) results in the material delay in the ability of Purchaser, or renders Purchaser unable, to accept for payment, pay for or purchase a material amount of the shares of Company Common Stock, or (4) imposes material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the shares of the Company Common Stock including, without limitation, the right to vote the shares of the Company Common Stock purchased by it on all matters properly presented to the Company's shareholders;

                  (ii) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities in the New York Stock Exchange (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and excluding any suspension or limitation resulting from physical damage or interference with any exchange not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the Republic of Mexico (whether or not mandatory), (3) a commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or the Republic of Mexico which materially adversely affects or delays the Offer, (4) any limitation (whether or not mandatory) by any Governmental Authority on the extension of credit by banks or other financial institutions in a manner which prohibits the extension of funds to Parent or Purchaser,
         (5)


                                    Annex I-2
         a change in general financial bank or capital market conditions which materially and adversely affects the ability of financial institutions in the European Union, the United States or the Republic of Mexico to extend credit or syndicate loans or (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                  (iii) other than as explicitly disclosed in the Company Disclosure Schedule or the Company SEC Reports filed prior to the date of the Agreement, any change shall have occurred (or any development shall have occurred) after December 31, 1999, in the business, assets, liabilities, financial condition, capitalization, operations or results of operations of the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

                  (iv) the Company's Board of Directors shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, or recommended another proposal or offer regarding a Takeover Proposal, or shall have resolved to do any of the foregoing; or

                  (v) the Merger Agreement shall have been terminated in accordance with its terms; or

         (c) immediately prior to any scheduled or extended expiration date of the Offer (1) the Company shall have breached or failed to perform in any material respect any of its obligations under the Merger Agreement required to have been performed at or prior to such time, (2) (i) subject to Section 5.2 of the Merger Agreement, the representations and warranties of the Company set forth in the Merger Agreement (other than the representations and warranties set forth in Sections 6.1(a), 6.1(c), 6.1(d), 6.2, 6.3, 6.5, 6.6, 6.7, 6.15, 6.17,
6.18, 6.19 and 6.23) shall fail to be true and correct as of the date of the Merger Agreement and as of any scheduled or extended expiration date of the Offer as though made on such date (or, in each case, if made as of a specified date, as of such date) and (ii) the representations and warranties of the Company set forth in Sections 6.1(a), 6.1(c), 6.1(d), 6.2, 6.3, 6.5, 6.6, 6.7,
6.15, 6.17, 6.18, 6.19 or 6.23 of the Merger Agreement shall fail to be true and correct in all material respects as of the date of the Merger Agreement and as of any scheduled or extended expiration date of the Offer as though made on such date (or, in each case, if made as of a specified date, as of such date);

which in the reasonable good faith judgment of Parent or Purchaser but subject to the provisions of the Merger Agreement, in any such case, and regardless of the circumstances (including any


                                    Annex I-3
action or inaction by Parent or Purchaser) giving rise to such conditions makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for shares of Company Common Stock.

         Subject to the provisions of the Merger Agreement, the foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Purchaser or, subject to the terms of the Merger Agreement may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



                                    Annex I-4